Filed Pursuant to Rule 424(b)(5)
Registration No. 333-258097
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
2.600% Sustainability-Linked Senior Notes due 2032	$1,000,000	99.898%	$998,980,000	$92,605.45
Guarantee of the 2.600% Sustainability- Linked Senior Notes due 2032	—	—	—	—(2)
Total			$998,980,000	$92,605.45

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)
Pursuant to Rule 457(n), no registration fee is required with respect to the guarantee.

Prospectus Supplement
December 6, 2021
(To Prospectus Dated July 22, 2021)
$1,000,000,000
NEWMONT CORPORATION
2.600% Sustainability-Linked Senior Notes due 2032
We are offering $1,000,000,000 aggregate principal amount of our 2.600% Sustainability-Linked Senior Notes due 2032 (the “notes”). The notes will bear interest at a rate of 2.600% per annum. From and including July 15, 2031, the interest rate accruing on the notes shall be increased (i) by an additional 50 basis points per annum unless we have notified the trustee in writing by the Notification Date (as defined herein) that: (a) each of Sustainability Performance Target 1 and Sustainability Performance Target 2 (each as defined herein) has been satisfied in respect of the year ended December 31, 2030, and (b) the External Verifier (as defined herein) has confirmed to us the satisfaction of such targets, and (ii) by an additional 10 basis points per annum unless we have notified the trustee in writing by the Notification Date that: (a) Sustainability Performance Target 3 (as defined herein) has been satisfied as of December 31, 2030, and (b) the External Verifier has confirmed to us the satisfaction of such target. See “Description of Notes — Interest Step-Up.” We will pay interest on the notes semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2022. The notes will mature on July 15, 2032.
Prior to April 15, 2032 (which is the date that is three months prior to the maturity of the notes), we may redeem some or all of the notes by paying a redemption price equal to 100% of the principal amount of the notes to be redeemed plus the applicable “make-whole” amount and accrued and unpaid interest to, but excluding, the redemption date. On or after April 15, 2032, we may redeem some or all of the notes by paying a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding the redemption date. See “Description of Notes — Optional Redemption.” If we experience specific kinds of changes of control that result in a ratings decline such that the notes are rated below investment grade by at least two of S&P Global Ratings (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Ratings, Inc. (“Fitch”), we will be required to make an offer to repurchase the notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the repurchase date.
The notes will rank equally with all our existing and future unsecured senior debt and senior to all our future subordinated debt. The notes will be guaranteed on a senior unsecured basis by our subsidiary Newmont USA Limited. This guarantee will be the unsecured senior obligation of Newmont USA Limited. The guarantee will be released if Newmont USA Limited ceases to guarantee more than $75 million aggregate principal amount of other debt of Newmont.
The notes are new securities, and currently there is no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. We do not intend to apply for a listing of the notes on any securities exchange.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total(1)
Public offering price	99.898%	$998,980,000
Underwriting discount	0.650%	$6,500,000
Proceeds to us (before expenses)	99.248%	$992,480,000

(1)
Plus accrued interest, if any, from December 20, 2021, if settlement occurs after that date.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company and its direct participants, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), on or about December 20, 2021, which is the tenth business day following the date of this prospectus supplement. See “Underwriting.”
Joint Book-Running Managers
BMO Capital Markets	Credit Suisse Sustainability-Linked Bond Structuring Advisor	Goldman Sachs & Co. LLC	J.P. Morgan
BNP PARIBAS	BofA Securities	Citigroup	MUFG
PNC Capital Markets LLC	RBC Capital Markets	Santander	Scotiabank	TD Securities
Senior Co-Managers
National Bank of Canada Financial Markets	SMBC Nikko	Standard Chartered Bank	US Bancorp

Prospectus Supplement
Prospectus
You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, these notes only in jurisdictions where such offers and sales are permitted. You should not assume that the information provided by this prospectus supplement and the accompanying prospectus or the documents incorporated by reference in this document is accurate as of any date other than their respective dates. Our business, financial condition, results of operations or prospects may have changed since those dates.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes certain matters relating to us and this offering. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the notes offered by this prospectus supplement and the accompanying prospectus. For information about the notes, see “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. When we refer to this “document,” we mean this prospectus supplement and the accompanying prospectus, unless the context otherwise requires.
Before you invest in the notes, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the heading “Where You Can Find More Information.”
If the information set forth in this prospectus supplement varies in any way from the information set forth in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.
Unless we have indicated otherwise, or the context otherwise requires, (1) references in this document to “Newmont Corporation,” “Newmont,” the “Company,” “we,” “us,” “our Company” or “our” refer to Newmont Corporation and its consolidated subsidiaries, except where the context requires that such terms refer to Newmont Corporation only, (2) references to the “Subsidiary Guarantor” or “Newmont USA Limited” refer to Newmont USA Limited, together with its subsidiaries, except where the context requires that such terms refer to Newmont USA Limited only, and (3) references to “Goldcorp” refer to our wholly-owned subsidiary, Goldcorp Inc., together with its subsidiaries.
References in this document to “ounces attributable to Newmont” or “pounds attributable to Newmont” mean that portion of gold, silver, copper, zinc or lead produced, sold or included in proven and probable reserves that is attributable to our ownership or economic interest.
Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement to “$” or “dollar” are to the lawful currency of the United States.

S-iii

FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus supplement (including information incorporated by reference herein) are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provided for under these sections. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s),” “estimate(s),” “should,” “intend(s)” and similar expressions are intended to identify forward-looking statements. Our forward-looking statements may include, without limitation:
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estimates regarding future earnings and the sensitivity of earnings to gold, copper, silver, lead, zinc and other metal prices;

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estimates of future mineral production and sales;

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estimates of future production costs, other expenses and taxes for specific operations and on a consolidated basis;

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estimates of future cash flows and the sensitivity of cash flows to gold and other metal prices;

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estimates of future capital expenditures, construction, production or closure activities and other cash needs, for specific operations and on a consolidated basis, and expectations as to the funding or timing thereof;

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estimates as to the projected development of certain ore deposits, including the timing of such development, the costs of such development and other capital costs, financing plans for these deposits and expected production commencement dates;

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estimates of reserves and statements regarding future exploration results and reserve replacement and the sensitivity of reserves to metal price changes;

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statements regarding the availability of, and terms and costs related to, future borrowing or financing and expectations regarding future share repurchase transactions, debt repayments or debt tender transactions;

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statements regarding future dividends and return to shareholders;

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estimates regarding future exploration expenditures, results and reserves and mineralized material;

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statements regarding fluctuations in financial and currency markets;

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estimates regarding potential cost savings, productivity, operating performance and ownership and cost structures;

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expectations regarding future or recent acquisitions and joint ventures, including, without limitation, projected benefits, synergies, value creation, integration, timing and costs and related valuations and other matters;

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expectations regarding the start-up time, design, mine life, production and costs applicable to sales and exploration potential of our projects;

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statements regarding future hedge and derivative positions or modifications thereto;

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statements regarding local community, political, economic or governmental conditions and environments;

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statements regarding the impacts of changes in the legal and regulatory environment in which we operate, including, without limitation, relating to regional, national, domestic and foreign laws;

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estimates of future costs, accruals for reclamation costs and other liabilities for certain environmental matters;

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expectations regarding future execution of our inclusion and diversity goals and sustainability and climate strategy, including, without limitation, achievement of sustainability performance targets, emissions reductions, increased inclusion of women in leadership positions and related ambitions, implementation of technology and emissions reduction projects and estimations of related costs and capital expenditures;

S-iv

•
estimates of income taxes and expectations relating to tax contingencies or tax audits;

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statements relating to potential impairments, revisions or write-offs, including without limitation, the result of fluctuation in metal prices, unexpected production or capital costs, or unrealized reserve potential;

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estimates of pension and other post-retirement costs;

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statements regarding estimates of timing of voluntary early adoption of recent accounting pronouncements and expectations regarding future impacts to the financial statements resulting from accounting pronouncements;

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expectations regarding future exploration and the development, growth and potential of operations, projects and investments;

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expectations regarding the impacts of the coronavirus disease (“COVID-19”), COVID-19 variants and other health and safety conditions; and

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expectations as to whether and for how long certain sites will be placed into care and maintenance including as a result of COVID-19 occurrences and related restrictions.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Such risks and uncertainties include, but are not limited to:
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the price of gold, copper, silver, lead, zinc and other metal prices and commodities;

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the cost of operations;

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currency fluctuations;

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geological and metallurgical assumptions;

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operating performance of equipment, processes and facilities;

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the impact of COVID-19, including, without limitation, impacts on employees, operations, regulations resulting in potential business interruptions and travel restrictions, commodity prices, costs, supply chain and the U.S. and the global economy;

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labor relations;

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timing of receipt of necessary governmental permits or approvals;

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domestic and foreign laws or regulations, particularly relating to the environment, mining and processing;

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changes in tax laws;

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domestic and international economic and political conditions;

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our ability to obtain or maintain necessary financing; and

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other risks and hazards associated with mining operations.

More detailed information regarding these factors is included in the section titled “Risk Factors” in this prospectus supplement and the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as applicable, in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and in our Annual Report on Form 10-K for the year ended December 31, 2020, each of which is incorporated by reference in this prospectus supplement and in our reports and other documents on file with the SEC. Many of these factors are beyond our ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements.
All subsequent written and oral forward-looking statements attributable to Newmont or to persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We disclaim any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

S-v

SUMMARY
This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors,”our financial statements and the notes thereto incorporated by reference into this prospectus supplement, and other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.
Our Company
Overview
Newmont is the world’s leading gold company and is the only gold company included in the S&P 500 Index and the Fortune 500 list of companies. We have been included in the Dow Jones Sustainability Index-World since 2007 and have adopted the World Gold Council’s Conflict-Free Gold Policy. Since 2015, Newmont has been ranked as the mining and metal sector’s top gold miner by the SAM S&P Corporate Sustainability Assessment. Newmont was ranked the top miner in 3BL Media’s 100 Best Corporate Citizens list which ranks the 1,000 largest publicly traded U.S. companies on environmental, social and governance transparency (“ESG”) and performance since 2020. We are primarily engaged in the exploration for and acquisition of gold properties, some of which may contain copper, silver, lead, zinc or other metals. We have significant operations and/or assets in the United States (“U.S.”), Canada, Mexico, Dominican Republic, Peru, Suriname, Argentina, Chile, Australia and Ghana.
During the first half of 2020, the COVID-19 outbreak escalated to a global pandemic, which has had varying impacts in the jurisdictions in which we operate. In response, the Company temporarily placed five sites into care and maintenance late in the first quarter of 2020, with each subsequently resuming operations during the second quarter of 2020. As of September 30, 2021, all sites were fully operational, including Cerro Negro and Tanami. Cerro Negro returned to full capacity during September 2021 after operating for more than a year at reduced levels due to COVID-related impacts. After temporarily being placed into care and maintenance in late June 2021 to protect our employees and nearby communities, align with country mandated travel restrictions, and manage ongoing COVID-related impacts, Tanami returned to full capacity by the end of July 2021.
We continue to focus on improving safety and efficiency at our operations, maintaining leading environmental, social and governance practices, and sustaining our global portfolio of longer-life, lower cost mines to generate the financial flexibility we need to strategically reinvest in the business, strengthen the Company’s investment-grade balance sheet and return cash to shareholders.
Newmont is also engaged in the production of copper, silver, lead and zinc. During the third quarter of 2021, Nevada Gold Mines LLC (“NGM”) entered into a definitive asset exchange agreement (the “Exchange Agreement”) with i-80 Gold Corp. The transaction closed during October 2021 and pursuant to the Exchange Agreement, NGM acquired the remaining 40% interest in the South Arturo Joint Venture, along with an option to acquire additional properties, in exchange for Lone Tree and certain additional assets. The valuation of NGM’s controlling interest in the South Arturo property and related accounting resulting from the asset exchange is still in process. As a result of the transaction, the Company currently expects to recognize a significant gain, representing its 38.5% interest in NGM’s gain, in the fourth quarter of 2021
Newmont Corporation’s original predecessor corporation was incorporated in 1921 under the laws of Delaware and has been publicly traded since 1925. Our common stock is traded on the New York Stock Exchange under the symbol “NEM.”
Newmont USA Limited
Newmont USA Limited is a Delaware limited liability company and a wholly owned subsidiary of Newmont. A portion of the operations of Newmont are currently conducted through Newmont USA Limited.

Products
Gold
We had consolidated gold production from continuing operations of 5.8 million ounces (5.5 million attributable gold ounces) in 2020, 6.4 million ounces (6.0 million attributable gold ounces) in 2019 and 5.5 million ounces (5.1 million attributable gold ounces) in 2018. We had consolidated gold production from continuing operations of 4.3 million ounces (4.1 million attributable gold ounces) in the nine months ended September 30, 2021 and 4.2 million ounces (4.0 million attributable gold ounces) in the nine months ended September 30, 2020. Of our consolidated gold production for the nine months ended September 30, 2021, approximately 28% came from North America (excluding Nevada), 17% from South America, 20% from Australia, 14% from Africa and 21% from Nevada. Of our consolidated gold production for the nine months ended September 30, 2020, approximately 24% came from North America (excluding Nevada), 18% from South America, 20% from Australia, 14% from Africa and 23% came from Nevada. For 2020, 2019 and 2018, 90%, 93% and 96%, respectively, of our Sales were attributable to gold. For the nine months ended September 30, 2021 and September 30, 2020, 86% and 91%, respectively, of our Sales were attributable to gold. Most of our Sales come from the sale of refined gold. The end product at our gold operations, however, is generally doré bars. Doré is an alloy consisting primarily of gold but also containing silver and other metals. Doré is sent to refiners to produce bullion that meets the required market standard of 99.95% gold. Under the terms of our refining agreements, the doré bars are refined for a fee, and our share of the refined gold and the separately-recovered silver is credited to our account or delivered to buyers. A portion of gold sold from Peñasquito in North America (excluding Nevada), Boddington in Australia and NGM and Phoenix (until the formation of NGM) in Nevada is sold in a concentrate containing other metals such as copper, silver, lead and/or zinc.
Other Co-product Metals
Generally, if a metal expected to be mined represents more than 10 to 20% of the life of mine sales value of all the metal expected to be mined, the metal is considered a co-product and recognized as Sales in the Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC on October 28, 2021 and in the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 18, 2021, each incorporated by reference herein.
In 2020, copper production at Boddington and silver, lead and zinc production at Peñasquito were considered co-products. In 2019, copper production at Boddington and Phoenix (until the formation of NGM) and silver, lead and zinc production at Peñasquito were considered co-products. In 2018, copper production at Boddington and Phoenix were considered co-products. Copper, silver, lead and zinc sales are generally in the form of concentrate that is sold to smelters for further treatment and refining.
Copper.   We had consolidated co-product copper production of 56 million pounds in 2020, 79 million pounds in 2019 and 109 million pounds in 2018. For 2020, 2019 and 2018, 1%, 2% and 4%, respectively, of our Sales were attributable to copper. All of our 2020 copper production came from Australia. We had consolidated co-product copper production of 50 million pounds for the nine months ended September 30, 2021 and 41 million pounds for the nine months ended September 30, 2020, which represented 2% and 1% of our Sales, respectively. All of our copper production for the nine months ended September 30, 2021 came from Australia. All of our copper production for the nine months ended September 30, 2020 and our 2020 copper production came from Australia.
Silver.   We had consolidated co-product silver production of 27.8 million ounces in 2020 and 15.9 million ounces in 2019. For 2020 and 2019, 5% and 3%, respectively, of our Sales were attributable to silver. We had consolidated co-product silver production of 23.6 million ounces for the nine months ended September 30, 2021 and 20.4 million ounces for the nine months ended September 30, 2020, which represented 6% and 4% of our Sales, respectively. All of our silver production for the nine months ended September 30, 2021 and our 2020 silver production came from North America (excluding Nevada).
Lead.   We had consolidated co-product lead production of 179 million pounds in 2020 and 108 million pounds in 2019. For 2020 and 2019, 1% and 1%, respectively, of our Sales were attributable to lead. We had consolidated co-product lead production of 138 million pounds for the nine months ended September 30, 2021 and 130 million pounds for the nine months ended September 30, 2020, which represented 2% and 1% of our Sales, respectively. All of our lead production for the nine months ended September 30, 2021 and our 2020 lead production came from North America (excluding Nevada).
Zinc.   We had consolidated co-product zinc production of 381 million pounds in 2020 and 187 million pounds in 2019. For 2020 and 2019, 3% and 1%, respectively, of our Sales were attributable to zinc. We had consolidated co-product zinc production of 325 million for the nine months ended September 30, 2021 and 281 million pounds for the nine months ended September 30, 2020, which represented 4% and 3% of our Sales, respectively. All of zinc production for the nine months ended September 30, 2021 and our 2020 zinc production came from North America (excluding Nevada).
Sustainability-Linked Bond Framework
In December 2021, we adopted a Sustainability-Linked Bond Framework as a next step in aligning our business and financing with our commitments and values by creating a direct link between our sustainability performance and funding strategies. The Sustainability-Linked Bond Framework was reviewed by an independent consultant, which provided a second party opinion (the “Second Party Opinion”) on the Sustainability-Linked Bond Framework and its alignment with the Sustainability-Linked Bond Principles 2020 administered by the International Capital Market Association. In November 2020, Newmont established 2030 climate targets and set the foundation for our 2050 ambition that supports our climate strategy and commitment to reduce greenhouse gas (“GHG”) emissions through a science-based approach aligned with a well-below 2 degree ambition, including:
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GHG emissions (absolute and intensity) reduction targets of more than 30% (Scope 1 and Scope 2) based on a 2018 baseline;

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GHG emission reduction of 30% (Scope 3) based on a 2019 baseline;

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10% replacement of fossil fuel-based with renewable-based electricity; and

•
net zero by 2050.

Our Sustainability-Linked Bond Framework establishes Sustainability Performance Targets to (i) achieve a 32% reduction in Scope 1 and 2 GHG emissions (absolute and intensity) by 2030, relative to the 2018 baseline (“Sustainability Performance Target 1”), (ii) achieve a 30% reduction in Scope 3 GHG emissions by 2030, relative to the 2019 baseline (“Sustainability Performance Target 2”) and (iii) achieve a 50% representation of women in senior leadership positions by 2030 (“Sustainability Performance Target 3” and, together with Sustainability Performance Target 1 and Sustainability Performance Target 2, the “Sustainability Performance Targets”), subject to recalculations for any major acquisition, merger, consolidation or divestiture or any series of related acquisitions, mergers, consolidations or divestitures. We define absolute GHG emissions as total annual emissions in million metric tons carbon dioxide equivalent (MMtCO2e) and we define emissions intensity as an annual average measured in tonnes of carbon dioxide equivalent per gold equivalent ounce. We calculate gold equivalent ounces as pounds or ounces produced multiplied by the ratio of the other metal’s price to the gold price, using gold ($1,200/oz.), copper ($2.75/lb.), silver ($22.00/oz.), lead ($0.90/lb.), and zinc ($1.05/lb.) pricing.
Our Scope 1 GHG emissions are defined as direct emissions from operations and are calculated using activity data (e.g., fuel consumption) multiplied by a calculated emission factor or applicable regulated default emission factors whereas our Scope 2 GHG emissions are defined as indirect emissions from purchased and imported electricity consumption and are calculated using emission factors from The Climate Registry and the Australian Government National Greenhouse Accounts Factors. Scope 3 GHG emissions are defined as selected indirect emissions and calculated from the following activities: (i) purchased good and services, (ii) capital goods; (iii) fuel and energy related activities, (iv) upstream transport, (v) waste generated in operations, (vi) business travel, (vii) employee commuting, (viii) downstream transport, (ix) processing of sold products; and (x) investments. Additionally, we define senior leadership positions as “Senior Director” level up to and including the “Chief Executive Officer” level (i.e., from Grade 109 to E1 or equivalent in the case of any future grading or title system changes) and we calculate women in senior leadership positions as a percentage of total employees in senior leadership positions.

The indenture that will govern the notes will provide that, from and including July 15, 2031, the interest rate accruing on the notes shall be increased (i) by an additional 50 basis points per annum unless we have notified the trustee in writing within seven months after December 30, 2030 (the “Notification Date”) that: (a) each of Sustainability Performance Target 1 and Sustainability Performance Target 2 has been satisfied in respect of the year ended December 31, 2030, and (b) the External Verifier (as defined in “Description of Notes — Interest Step-Up”) has confirmed to us satisfaction of such targets, and (ii) by an additional 10 basis points per annum unless we have notified the trustee in writing by the Notification Date that: (a) Sustainability Performance Target 3 has been satisfied as of December 31, 2030, and (b) the External Verifier has confirmed to us the satisfaction of such target. See “Description of Notes — Interest Step-Up.”
Additionally, pursuant to the Sustainability-Linked Bond Framework, we have committed to publish annually on our website a Sustainability-Linked Bond update within our sustainability report, which will include information on our performance with respect to the reduction of Scope 1, 2 and 3 GHG emissions and our increase in representation of women in senior leadership positions, together with a report issued by the External Verifier and any relevant information enabling investors to monitor the progress with respect to each of the Sustainability Performance Targets. However, we are under no legal obligation to publish a Sustainability-Linked Bond update or similar report and any failure by us to do so would not constitute an event of default under the terms of the indenture that will govern the notes. Our sustainability report can be found on our website at https://www.newmont.com/sustainability/sustainability-reporting/. The information on or accessible through our website is not incorporated by reference into and is not made a part of this prospectus supplement or the accompanying prospectus.
For the avoidance of doubt, none of the Sustainability-Linked Bond Framework, the Second Party Opinion, any annual Sustainability-Linked Bond update or any report issued by an External Verifier are, and none shall be deemed to be, incorporated by reference into or form a part of this prospectus supplement or the accompanying prospectus. We make no representation to any person, including any holder of notes, that any of the Sustainability Performance Targets will be achieved. It will not be a breach or event of default under the indenture that will govern the notes if any of the Sustainability Performance Targets is not met. See “Risk Factors” elsewhere in this prospectus supplement for further information regarding risks associated with the Sustainability Performance Targets and the notes.
Concurrent Transactions
Tender Offers
On the date of this prospectus supplement, we commenced cash tender offers (the “Tender Offers”) for (i) any and all of our outstanding 3.700% Notes due 2023 (the “2023 Newmont Notes”), and (ii) any and all of the outstanding 3.700% Notes due 2023 issued by Goldcorp Inc. (the “2023 Goldcorp Notes” and, together with the 2023 Newmont Notes, the “2023 Notes”), subject to the terms and conditions set forth in the related offer to purchase. The Tender Offers will expire on January 4, 2022, unless extended or earlier terminated.
In conjunction with the Tender Offer, the Company is also soliciting consents of the holders of the 2023 Notes to the adoption of certain proposed amendments to the relevant indentures governing the 2023 Notes, including shortening the minimum notice period under the indentures governing the 2023 Notes for the optional redemption of the 2023 Notes from 30 calendar days to two (2) business days.
The Tender Offers are subject to the completion of this offering on terms satisfactory to us and resulting in the receipt of sufficient net proceeds to finance the purchase of the 2023 Notes validly tendered and accepted for purchase in the Tender Offers (the “financing condition”) and certain other conditions. The consummation of this offering is not contingent upon the successful completion of the Tender Offers. We cannot assure you that the Tender Offers will be completed on the terms described in this prospectus supplement, or at all, nor can we assure you that the Tender Offers will result in any series of the 2023 Notes being tendered and accepted for purchase. Nothing in this prospectus supplement shall be construed as an offer to purchase any series of the 2023 Notes, as the Tender Offers are being made only to the recipients of, and upon the terms and conditions set forth in, the related offer to purchase. We may amend the

Tender Offers in any respect in relation to one or more series of the 2023 Notes or waive any condition to the Tender Offers (including the financing condition described above), in each case, subject to applicable law.
We intend to redeem any of the 2023 Notes that remain outstanding following the consummation of the Tender Offer.
BMO Capital Markets Corp., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as dealer managers and solicitation agents for the Tender Offers, for which they will receive customary fees, indemnification against certain liabilities and reimbursement of expenses. Additionally, certain of the underwriters or their affiliates may be holders of the 2023 Notes and, accordingly, may receive a portion of the proceeds of the offering if those 2023 Notes are tendered and accepted for purchase in the Tender Offers. In addition, such underwriters or their affiliates will receive a portion of the proceeds of the offering of the 2023 Notes held by such underwriters or their affiliates are redeemed following the consummation of the Tender Offers. See “Underwriting.”
Redemption
The Company has issued a notice of redemption for its outstanding 3.500% Notes due 2022 (the “2022 Notes”). The notice calls for the redemption of all of the Company’s outstanding 2022 Notes on December 15, 2021 (the “Redemption”). Such redemption is being made in accordance with the terms of the indenture governing the 2022 Notes, which provides for a redemption price equal to 100% of the aggregate principal amount of the outstanding 2022 Notes to be redeemed, plus accrued and unpaid interest thereon to (but not including) the redemption date.
The Redemption of the 2022 Notes has been made solely pursuant to the notice of redemption that has been delivered pursuant to the indenture governing such notes, and nothing contained in this prospectus supplement constitutes a notice of redemption of the 2022 Notes.
Additional Information
Our principal executive offices are located at 6900 E Layton Avenue, Suite 700, Denver, Colorado 80237. Our telephone number is (303) 863-7414. We maintain a website at http://www.newmont.com. Information presented on or accessed through our website is not incorporated into, or made part of, this prospectus supplement or the accompanying prospectus.

The Offering
The following summary contains basic information about the notes and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of the notes, you should read the section of this prospectus supplement entitled “Description of Notes” and the section of the accompanying prospectus entitled “Description of Debt Securities.” For purposes of this summary and the “Description of Notes” section, references to “Newmont,” the “Company,” “issuer,” “we,” “our” and “us” refer only to Newmont Corporation and not to its subsidiaries.
Issuer
Newmont Corporation, a Delaware corporation.
Notes
$1,000,000,000 aggregate principal amount of 2.600% Sustainability-Linked Senior Notes due 2032.
Maturity
July 15, 2032.
Interest
2.600% per annum (subject to the terms set forth under “Subsequent Rate of Interest” below). Interest will accrue from December 20, 2021, and will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2022.
Subsequent Rate of Interest
From and including July 15, 2031, the interest rate accruing on the notes shall be increased (i) by an additional 50 basis points per annum unless we have notified the trustee in writing by the Notification Date that: (a) each of Sustainability Performance Target 1 and Sustainability Performance Target 2 has been satisfied in respect of the year ending December 31, 2030, and (b) the External Verifier has confirmed to us the satisfaction of such targets, and (ii) by an additional 10 basis points per annum unless we have notified the trustee in writing by the Notification Date that: (a) Sustainability Performance Target 3 has been satisfied as of December 31, 2030, and (b) the External Verifier has confirmed to us the satisfaction of such target. See “Description of Notes — Interest Step-Up.”
Optional Redemption
Prior to April 15, 2032 (which is the date that is three months prior to the maturity of the notes), we may redeem the notes, in whole or in part, pursuant to a “make-whole” call, plus accrued and unpaid interest to, but excluding, the redemption date. If the redemption date of the notes is on or after April 15, 2032, the redemption price will equal 100% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the redemption date. See “Description of Notes — Optional Redemption.”
Change of Control Repurchase Event
If we experience specific kinds of changes of control that result in a ratings decline such that the notes are rated below investment grade by at least two of S&P, Moody’s and Fitch, we will be required to make an offer to repurchase the notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the repurchase date.
Covenants
Under the indenture for the notes, we are subject to covenants limiting our ability to issue debt secured by mortgages on our or our restricted subsidiaries’ principal properties or the stock or debt of our restricted subsidiaries without equally and ratably securing the notes. In addition, under the indenture for the notes, our ability to engage in sale-leaseback transactions on our principal properties is also limited. These covenants are subject to a number of important exceptions and qualifications. See “Description of Debt Securities —  Restrictive Covenants Required by the Indenture” in the accompanying prospectus. Neither we nor any of our subsidiaries are subject to any financial covenants under the indenture governing the notes. In addition, neither we nor any of our subsidiaries are restricted under the indenture from incurring unsecured debt, paying dividends or issuing or repurchasing our securities.
Events of Default
If an event of default occurs under the indenture governing the notes, the principal amount of the notes, plus accrued and unpaid interest, may be declared immediately due and payable. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.
Ranking
The notes will be our general unsecured obligations that will rank senior in right of payment to any of our future indebtedness that is expressly subordinated in right of payment to the notes and equally in right of payment with all of our existing and future unsecured indebtedness and liabilities that are not so subordinated. The notes will be effectively junior to any secured indebtedness of Newmont to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all debt and other liabilities of our non-guarantor subsidiaries.
At September 30, 2021, (i) our total indebtedness was approximately $6.1 billion, none of which was secured (other than $656 million of capital leases), and (ii) our non-guarantor subsidiaries had $5.8 billion of total liabilities (including trade payables, but excluding intercompany debt and reclamation and remediation liabilities), which would have been structurally senior to the notes.
Subsidiary Guarantee
The notes will initially be guaranteed on a senior unsecured basis by our subsidiary Newmont USA Limited. The guarantee of Newmont USA Limited will be released if Newmont USA Limited ceases to guarantee more than $75 million aggregate principal amount of other debt of Newmont. At September 30, 2021, Newmont USA Limited guaranteed $600 million aggregate principal amount of other debt of Newmont that did not contain a similar fall-away provision. See “Description of Debt Securities — Subsidiary Guarantees of Newmont USA Limited” in the accompanying prospectus.
The guarantee will be a general unsecured senior obligation of Newmont USA Limited and will rank equal in right of payment to all of Newmont USA Limited’s existing and future senior unsecured indebtedness and senior in right of payment to all of Newmont USA Limited’s future subordinated indebtedness. The guarantee will be effectively junior to any secured indebtedness of Newmont USA Limited to the extent of the value of the assets securing such indebtedness.
At September 30, 2021, Newmont USA Limited had approximately $5.4 billion of consolidated indebtedness, all of which consisted of guarantees of indebtedness of Newmont. Financial information for Newmont USA Limited can be found in Newmont’s SEC filings (File No. 001-31240), as listed under “Where You Can Find More Information.”
Use of Proceeds
We estimate that the net proceeds we will receive from this offering will be approximately $990 million, after deducting the underwriting discount and estimated expenses of this offering payable by us. We intend to use the net proceeds of this offering to fund the repurchase of the 2023 Notes accepted for purchase in the Tender Offers and the redemption of any of the 2023 Notes that remain outstanding following the consummation of the Tender Offers, as well as for working capital and other general corporate purposes. See “Use of Proceeds.”
This offering is not conditioned upon the successful completion of any of the Tender Offers.
Further Issues
Newmont may, without the consent of the then existing holders of the notes, issue additional notes in an unlimited aggregate principal amount, which additional notes will have the same terms as the notes offered hereby except for the issue price, issue date and, under some circumstances, the first interest payment date. Newmont will not issue any additional notes unless the additional notes will be fungible with the notes offered hereby for U.S. federal income tax purposes.
Book-Entry Form
The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its participants, including Euroclear and Clearstream, and any such interest may not be exchanged for certificated securities, except in limited circumstances.
Absence of a Public Market for the Notes
The notes are new securities, and currently there is no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice.
We do not intend to apply for a listing of the notes on any securities exchange.
Trustee and Paying Agent
The Bank of New York Mellon Trust Company, N.A. (the “trustee”).
Risk Factors
Investing in the notes involves risks. You should carefully consider the information under the section titled “Risk Factors” in this document and in Newmont’s Annual Report on Form 10-K for the year ended December 31, 2020 and Newmont’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and all other information included in this document and the documents incorporated by reference herein before investing in the notes.

RISK FACTORS
Our business activities are subject to significant risks, including those described below. You should carefully consider the risks described in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, as updated and supplemented by the discussion below, before making an investment decision. If any of the described risks actually occurs, our business, financial position and results of operations could be materially adversely affected. Such risks are not the only ones we face and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business.
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus supplement. See “Forward-Looking Statements.”
Risks Related to the Notes
The notes may not be a suitable investment for all investors seeking exposure to assets with sustainability characteristics.
Although the notes are issued as sustainability-linked notes, with the interest rate relating to the notes being subject to an upward adjustment in the event we fail to achieve one or more of the Sustainability Performance Targets (as defined in “Description of Notes”), the notes may not satisfy an investor’s requirements or any future legal, quasi legal or other standards for investment in assets with sustainability characteristics. In particular, the notes are not being marketed as “green bonds” or “social bonds” or “sustainability bonds” as the net proceeds of the issue of the notes will be used as described under “Use of Proceeds”. We do not commit to allocate any of the net proceeds from this offering specifically to projects or business activities meeting sustainability criteria. In addition, we will not be subject to any other limitations or requirements that may be associated with green bonds, social bonds or sustainability bonds in any particular market.
Any interest rate adjustment in respect of the notes as described under “Description of Notes — Interest” will depend on us achieving, or failing to achieve, one or more of the Sustainability Performance Targets, which may be inconsistent with or insufficient to satisfy investor requirements or expectations. Prospective investors in the notes should have regard to the information included herein and must determine for themselves the relevance of such information for the purpose of any investment in the notes, together with any other considerations such investor deems necessary in connection with its investment decision.
Our Sustainability Performance Targets are part of our long-term commitment to significantly reduce our greenhouse gas emissions intensity and increase the representation of women in our senior leadership positions. The Sustainability Performance Targets are each therefore uniquely tailored to our business, operations and capabilities, and each does not easily lend itself to benchmarking against similar sustainability performance targets, and the related performance, of other issuers. We will review our Sustainability-Linked Bond Framework from time to time, including its alignment to updated versions of the relevant principles as and when they are released, with the aim of adhering to best practices in the market. Such review may result in the Sustainability-Linked Bond Framework being amended in the future. Such amended Sustainability-Linked Bond Framework may be published on our website and replace the prior Sustainability-Linked Bond Framework for future capital markets transactions but will not affect the Notes offered hereby. Furthermore, as there is currently no generally accepted definition (legal, regulatory or otherwise) of, nor market consensus as to what criteria a particular financial instrument must meet to qualify as, “green,” “social,” “sustainable” or “sustainability-linked” (and, in addition, the requirements of any such label may evolve from time to time), no assurance is or can be given to investors by us, the underwriters, the second party opinion provider or the External Verifier that the notes will meet any or all investor expectations regarding the notes or the Sustainability Performance Targets qualifying as “green,” “social,” “sustainable” or “sustainability-linked” or that any adverse social and/or other impacts will not occur in connection with our striving to achieve the Sustainability Performance Targets or the use of the net proceeds from the offering of notes.

In addition, no assurance or representation is given by us, the underwriters, the second party opinion provider or the External Verifier as to the suitability or reliability for any purpose whatsoever of any opinion, report or certification of any third party in connection with the offering of the notes or the Sustainability Performance Targets to fulfill any green, social, sustainability, sustainability-linked and/or other criteria. Any such opinion, report or certification is not, nor shall it be deemed to be, incorporated in and/or form part of this prospectus supplement.
Moreover, the second party opinion provider and providers of similar opinions and certifications are not currently subject to any specific regulatory or other regime or oversight. Any such opinion or certification is not, nor should be deemed to be, a recommendation by us, the underwriters, the second party opinion provider, the External Verifier or any other person to buy, sell or hold notes. Noteholders will have no recourse against us or the provider of any such opinion or certification for the contents of any such opinion or certification, which is only current as at the date it was initially issued. Prospective investors must determine for themselves the relevance of any such opinion or certification and/or the information contained therein and/or the provider of such opinion or certification for the purpose of any investment in the notes. Any withdrawal of any such opinion or certification or any such opinion or certification attesting that we are not complying in whole or in part with any matters covered by such opinion or certification may have a material adverse effect on the trading price of the notes and/or result in adverse consequences for certain investors with portfolio mandates to invest in securities to be used for a particular purpose.
In addition, we cannot assure you that any information that we or any other person may provide in connection with this offering now or in the future will be sufficient to enable any potential investor to satisfy any disclosure or reporting requirements imposed on such investor from time to time either as a result of its own objectives or those of its clients as set out in its by-laws or other governing rules and/or investment portfolio mandates. In addition, such requirements may have been conditioned by the application of laws and regulations relating to the types of, and criteria relating to, investments that such funds can make in order to qualify or be eligible as a particular type of “ESG” or other sustainable finance-related investment. The rules applicable to such investors and funds, whether internal or resulting from any such investment portfolio mandates and/or applicable laws and regulations, may require such investor to make periodic disclosure of its investment, including any investment in the notes. Such requirements may evolve over time.
We may not satisfy the Sustainability Performance Targets. Failure to satisfy the Sustainability Performance Targets may have a material impact on the market price of the notes and could expose us to reputational risks.
Should we satisfy all of the Sustainability Performance Targets, holders of notes will not be entitled to an increase in the interest rate on the notes on account of the applicable Sustainability Performance Target. Should we fail to satisfy one or more of the Sustainability Performance Targets, we will be required to pay an increased interest rate on the notes, which may have an adverse impact on our liquidity and results of operations. However, no breach or event of default shall occur under the indenture that will govern the notes, nor will we be required to repurchase or redeem the notes, solely as a result of our failure to meet one or more of the Sustainability Performance Targets.
Although we intend to significantly decrease our direct and indirect greenhouse gas emissions both in absolute terms and intensity to meet the Scope 1 and 2 GHG emission reduction targets that are part of Sustainability Performance Target 1 and we intend to reduce Scope 3 GHG emissions to satisfy Sustainability Performance Target 2, achieving these Sustainability Performance Targets may require us to expend significant resources. Similarly, our ability to satisfy Sustainability Performance Target 3 will depend on our ability to identify, recruit, promote, motivate and retain a sufficient number of women in senior leadership positions. There can be no assurance of the extent to which any of the Sustainability Performance Targets will be achieved, that we will continue to work towards maintaining the Sustainability Performance Targets even if a Sustainability Performance Target was previously achieved, or that any future investments we make in furtherance of achieving such targets and goals will meet investor expectations or any binding or non-binding legal standards regarding sustainability performance, whether by any present or future applicable law or regulations or by our own by-laws or other governing rules or investment portfolio mandates, in particular with regard to any direct or indirect environmental, sustainability or social impact.
Any of the above could adversely impact the trading price of the notes and the price at which a noteholder will be able to sell the notes in such circumstance prior to maturity may be at a discount, which could be substantial, from the issue price or the purchase price paid by such noteholder.

In addition, a failure by us to satisfy any of the Sustainability Performance Targets, the ESG targets included in our Revolving Credit Facility or any such similar sustainability performance targets or goals that we may choose to include in any future financings would not only result in increased interest payments under the notes or other relevant financing arrangements, but could also harm our reputation. Climate-related issues are an ESG topic that is receiving heightened attention from investors, shareholders, lawmakers and regulators, including the SEC. Furthermore, our efforts in satisfying the Sustainability Performance Targets, or our other projects or investments, may become controversial or be criticized by activist groups or other stakeholders. Each of such circumstances could have a material adverse effect on our business, financial condition or results of operations.
Any of the above could adversely impact the trading price of the notes and the price at which a noteholder will be able to sell the notes in such circumstance prior to maturity may be at a discount, which could be substantial, from the issue price or the purchase price paid by such noteholder.
The methodologies we use to calculate our Scope 1 GHG emissions, Scope 2 GHG emissions and Scope 3 GHG emissions may change over time.
As at the date of this prospectus supplement, we use emissions factors from The Climate Registry and the Australian Government National Greenhouse Accounts Factors to calculate Scope 1, Scope 2 and Scope 3 GHG emissions. These methodologies may change over time, which may impact, positively or negatively, our ability to satisfy the Sustainability Performance Targets, which could in turn adversely affect the market price of the notes and our reputation. Additionally, any major acquisition, merger, consolidation or divestiture or any series of related acquisitions, mergers, consolidations or divestitures by or involving us may result in a restatement of the baseline figures as well as impact emissions for the current year.
Any such change could also result in our achieving or failing to achieve Sustainability Performance Target 1 or Sustainability Performance Target 2 and therefore impact whether there will be an increase in the interest rate payable on the notes in the future.
The notes and the guarantee will be effectively subordinated to all of our existing and future secured debt and to all existing and future liabilities of our subsidiaries other than Newmont USA Limited, which may affect your ability to receive payments on the notes.
The notes will be general unsecured obligations of Newmont and only one of our subsidiaries, Newmont USA Limited, initially will guarantee our obligations under the notes. At September 30, 2021, Newmont USA Limited had approximately $5.4 billion of consolidated indebtedness, all of which consisted of the guarantees of indebtedness of Newmont. The guarantee of Newmont USA Limited will be released if Newmont USA Limited ceases to guarantee more than $75 million aggregate principal amount of other debt of Newmont. At September 30, 2021, Newmont USA Limited guaranteed $600 million aggregate principal amount of other debt of Newmont that did not contain a similar fall-away provision. See “Description of Debt Securities — Subsidiary Guarantees of Newmont USA Limited” in the accompanying prospectus. None of our other subsidiaries will guarantee our obligations under, or have any obligation to pay any amounts due on, the notes. As a result, the notes will be effectively subordinated to claims of our secured creditors as well as structurally subordinated to the liabilities of our non-guarantor subsidiaries, and the subsidiary guarantee will be effectively subordinated to the claims of the secured creditors of Newmont USA Limited. We currently conduct a significant portion of our operations through our subsidiaries and our subsidiaries have significant liabilities. At September 30, 2021, our non-guarantor subsidiaries had $5.8 billion of total liabilities (including trade payables, but excluding intercompany debt and reclamation and remediation liabilities), which would have been structurally senior to the notes. Our cash flow and our ability to service our debt, including the notes, therefore partially depends upon the earnings of our subsidiaries, and we depend on the distribution of earnings, loans or other payments by those subsidiaries to us.
Our subsidiaries are separate and distinct legal entities. Except for Newmont USA Limited, our subsidiaries will have no obligation to pay any amounts due on the notes or, subject to existing or future contractual obligations between us and our subsidiaries, to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and taxes on distributions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations.
Our right to receive any assets of any of our non-guarantor subsidiaries upon liquidation or reorganization, and, as a result, the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors and preferred stockholders, if any. The notes do not restrict the ability of our subsidiaries to incur additional liabilities. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to indebtedness held by us.
In addition, the notes are not secured by any of our assets or those of our subsidiaries. As a result, the notes will be effectively subordinated to any secured debt we or our subsidiaries may incur. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders of our secured debt may assert rights against any assets securing such debt in order to receive full payment of their debt before those assets may be used to pay the holders of the notes. In such an event, we may not have sufficient assets remaining to pay amounts due on any or all of the notes.
The notes do not contain restrictive covenants and we may incur substantially more debt or take other actions which may affect our ability to satisfy our obligations under the notes.
The indenture governing the notes does not contain any financial or operating covenants or restrictions on the incurrence of unsecured indebtedness, the payments of dividends, which are currently determined in accordance with our policy based upon the average realized gold price for the preceding quarter, or the issuance or repurchase of securities by us or any of our subsidiaries. In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations.
Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due, and require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures.
An active trading market for the notes may not develop.
The notes are a new issue of securities for which there is currently no public market. Any trading of the notes may be at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the price and volatility in the price of our shares of common stock, our performance and other factors. In addition, we do not know whether an active trading market will develop for the notes. To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be harmed. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.
The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes at any time, for any reason or for no reason, without notice. If any or all of the underwriters cease to act as market makers for the notes, we cannot assure you another firm or person will make a market in the notes.
The liquidity of any market for the notes will depend upon the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. An active or liquid trading market for the notes may not develop.
We may be unable to purchase the notes upon a Change of Control Repurchase Event.
If we experience a change of control and the notes experience a specified credit rating decline, we will be required to offer to purchase the notes for cash at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase in order to avoid an event of default under the indenture. See “Description of Notes — Change of Control Repurchase Event.” A change of control may also require us to purchase certain of our other indebtedness and give rise to the early termination of our primary bank credit facility. In the event of a change of control and, in certain prescribed circumstances a specified credit rating decline relating to our debt, we may not have sufficient funds to purchase all of the affected indebtedness and to repay the amounts owing under our primary bank credit facility.
The notes may receive a lower rating than anticipated.
If one or more rating agencies assign the notes a rating lower than the rating expected by investors, or reduce their rating in the future, the market price of the notes would be harmed.
The subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on the subsidiary guarantor to satisfy claims.
Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under the guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:
•
was insolvent or rendered insolvent by reason of such incurrence;

•
was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•
intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

A guarantee may also be voided, without regard to the above factors, if a court found that the guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void the subsidiary guarantee with respect to the notes, the holders of the notes would no longer have a claim against the subsidiary guarantor. Sufficient funds to repay the notes may not be available from other sources. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.
The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:
•
the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•
it could not pay its debts as they became due.

The subsidiary guarantee for the notes will contain a provision intended to limit the subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under the subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

USE OF PROCEEDS
We estimate that the net proceeds we will receive from this offering will be approximately $990 million, after deducting the underwriting discount and estimated expenses of this offering payable by us. We intend to use the net proceeds of this offering to fund the repurchase of the 2023 Notes accepted for purchase in the Tender Offers and the redemption of any of the 2023 Notes that remain outstanding following the consummation of the Tender Offers, as well as for working capital and other general corporate purposes. This offering is not conditioned upon the successful completion of any of the Tender Offers.
Certain of the underwriters or their affiliates may be holders of the 2023 Notes and, accordingly, may receive a portion of the proceeds of the offering if those 2023 Notes are tendered and accepted for purchase in the Tender Offers. In addition, such underwriters or their affiliates will receive a portion of the proceeds of the offering of the 2023 Notes held by such underwriters or their affiliates are redeemed following the consummation of the Tender Offers.
BMO Capital Markets Corp., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as dealer managers and solicitation agents for the Tender Offers, for which they will receive customary fees, indemnification against certain liabilities and reimbursement of expenses. See “Underwriting.”

CAPITALIZATION
The following table summarizes our cash and cash equivalents and our capitalization at September 30, 2021 on:
•
an actual basis; and

•
as adjusted to give effect to (i) the sale of the notes offered hereby and the application of the net proceeds thereof, as described under “Use of Proceeds,” and (ii) the use of cash from our balance sheet to fund the Redemption, as described under “Summary — Concurrent Transactions.”

You should read the following table in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and related notes included in our most recent Quarterly Report on Form 10-Q and incorporated by reference in this document and with the section entitled “Description of Notes” in this prospectus supplement.
	At September 30, 2021
	Actual	As Adjusted(1)
	(unaudited, $ in millions)
Cash and cash equivalents	$4,636	$4,720
Long-Term Debt, Including Current Portion(2)(3)
2022 Notes, net(4)	$492	$—
2023 Notes, net(5)	416	—
2029 Senior Notes, net(4)	690	690
2030 Senior Notes, net(4)	985	985
2035 Senior Notes, net(4)	577	577
2039 Senior Notes, net(4)	860	860
2042 Senior Notes, net(4)	985	985
2044 Senior Notes, net(6)	482	482
2032 Sustainability-Linked Senior Notes offered hereby	—	990
Debt issuance costs on Revolving Credit Facilities	(5)	(5)
Total	5,482	5,564
Leasing other financing obligations	656	656
Total long-term debt	$6,138	$6,220
Equity
Common stock, $1.60 par value	$1,284	$1,284
Authorized shares – 1.28 billion
Outstanding shares – 797 million
Treasury stock – 4 million	(199)	(199)
Additional paid in capital	18,078	18,078
Accumulated other comprehensive income (loss)	(190)	(190)
Retained earnings (Accumulated Deficit)	3,739	3,739
Newmont stockholders’ equity(7)	22,712	22,712
Noncontrolling interests	526	526
Total equity	$23,238	$23,238
Total capitalization	$29,376	$29,458

(1)
Assumes our purchase of all of the 2023 Notes in the Tender Offers for the maximum total consideration offered in the Tender Offers, but does not reflect the payment of any accrued and unpaid interest, premium or fees in connection with the Tender Offers. We cannot assure you that the Tender Offers will be completed on the terms described in this prospectus supplement, or at all, nor can we assure you that the Tender Offers will result in any series of the 2023 Notes being tendered and accepted for purchase. We may amend the Tender Offers in any respect in relation to one or more series of the 2023 Notes or waive any condition to the Tender Offers (including the financing condition), in each case, subject to applicable law.
(2)
All outstanding indebtedness (other than capital leases and the Goldcorp Notes (as defined below)) is unsecured and guaranteed by Newmont USA Limited.

(3)
Does not reflect the Revolving Credit Facilities. Newmont had no borrowings outstanding under such facilities as of September 30, 2021. See “Description of Other Indebtedness.”

(4)
Represents the aggregate principal amount, net of any debt issuance costs, discounts or premiums (the “Net Carrying Amount”).

(5)
Represents $325 million Net Carrying Amount of the 2023 Newmont Notes and $91 million Net Carrying Amount of the 2023 Goldcorp Notes.

(6)
Represents $475 million Net Carrying Amount of the 5.450% Note due 2044 issued by Newmont (the “2044 Newmont Notes”) and $7 million Net Carrying Amount of the 5.450% Note due 2044 issued by Goldcorp (the “2044 Goldcorp Notes”).

(7)
Does not reflect any write-off of debt issuance costs or premiums.

DESCRIPTION OF OTHER INDEBTEDNESS
Newmont Existing Revolving Credit Facility
On April 4, 2019, the Company entered into a $3.0 billion revolving credit facility (the “Revolving Credit Facility”) with a syndicate of financial institutions that expires in April 2024. The Revolving Credit Facility provides for borrowings in U.S. dollars and contains a letter of credit sub-facility. All obligations under the Revolving Credit Facility are guaranteed on a senior unsecured basis by Newmont USA Limited. Facility fees vary based on the credit ratings of our senior, uncollateralized, non-current debt. Borrowings under the Revolving Credit Facility bear interest at a market based rate plus a margin determined by our credit ratings.
In March 2021, the Company entered into an agreement to amend certain terms of the revolving credit facility. Pursuant to the amendment, among other things, the maturity date of the Revolving Credit Facility was extended to March 30, 2026 and certain applicable interest rate margins were revised. In addition, the amendment provides for a sustainability pricing adjustment pursuant to which the applicable interest rate margins may be increased or decreased by reference to environmental, social and governance (“ESG”) scores provided by S&P Global, Inc. and MSCI ESG Research LLC. The maximum adjustment resulting from such ESG scores could be an increase or decrease in the applicable interest rate margins of 0.05%. The amendment did not provide for any material changes to the debt covenants under the Revolving Credit Facility. As of September 30, 2021, the Issuer had no borrowing outstanding under the Revolving Credit Facility.
LC Facility Agreement
In September 2013, the Company entered into a committed Letter of Credit Facility Agreement (“LC Agreement”) with BNP Paribas, New York Branch (“BNP”), which established a $175 million letter of credit facility for a three-year period, subsequently extended to September 30, 2020, to support reclamation obligations. In September 2020, the LC Agreement terminated and the Company entered into an uncommitted LC Agreement with BNP which established a $175 million uncommitted letter of credit facility for a one-year period to support reclamation obligations.
Senior Notes
As of September 30, 2021, Newmont had $5,487 million in Net Carrying Amount of senior notes outstanding. All outstanding senior notes are unsecured and rank equally with one another and other senior unsecured indebtedness of Newmont. All outstanding senior notes (other than the Goldcorp Notes) are guaranteed on a senior unsecured basis by Newmont USA Limited. The following table sets forth the Net Carrying Amount of each series of senior notes outstanding as of September 30, 2021.
(in millions)
2022 Senior Notes, net(1)(2)	492
2023 Senior Notes, net(3)	416
2029 Senior Notes, net(1)	690
2030 Senior Notes, net(1)	985
2035 Senior Notes, net(1)	577
2039 Senior Notes, net(1)	860
2042 Senior Notes, net(1)	985
2044 Senior Notes, net(4)	482
Total	$5,487

(1)
Represents the Net Carrying Amount.

(2)
Newmont has issued a notice of redemption for all of the outstanding 2022 Notes. See “Summary — Concurrent Transactions — Redemption.”

(3)
Represents $325 million Net Carrying Amount of the 2023 Newmont Notes and $91 million Net Carrying Amount of the 2023 Goldcorp Notes. We intend to use the net proceeds of this offering to fund the repurchase of the 2023 Notes accepted for purchase in the Tender Offers and the redemption of any of the 2023 Notes that remain outstanding following the consummation of the Tender Offers. See “Summary — Concurrent Transactions — Tender Offers” and “Use of Proceeds.”

(3)
Represents $475 million Net Carrying Amount of the 2044 Newmont Notes issued by Newmont and $7 million Net Carrying Amount of the 2044 Goldcorp Notes.

Debt Covenants
The Revolving Credit Facility and Newmont’s senior notes contain various covenants and default provisions including payment defaults, limitation on liens, leases, sales and leaseback agreements and merger restrictions. Furthermore, Newmont’s senior notes and the Revolving Credit Facility contain covenants that include, limiting the sale of all or substantially all of our assets, certain change of control provisions and a negative pledge on certain assets.
The Revolving Credit Facility contains a financial ratio covenant requiring the Company to maintain a net debt (total debt net of cash and cash equivalents) to total capitalization ratio of less than or equal to 62.5% in addition to the covenants noted above.
As of September 30, 2021, the Company and its related entities were in compliance with all debt covenants and provisions related to potential defaults.

DESCRIPTION OF NOTES
General
The following description of the terms of the notes offered hereby supplements the description of the general terms and provisions of the debt securities included in the accompanying prospectus. The notes will be issued under an indenture, dated as of September 18, 2009, among Newmont Corporation, Newmont USA Limited and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the fifth supplemental indenture thereto, to be dated as of December 20, 2021, among Newmont Corporation, Newmont USA Limited and The Bank of New York Mellon Trust Company, N.A., as trustee. The terms of the notes include those expressly set forth in the indenture, as supplemented, and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). All references in this description of notes to the “notes” refers to the sustainability-linked senior notes due 2032 offered hereby and to “holders of the notes” means the holders of the sustainability-linked senior notes due 2032 offered hereby. The following summary of the notes is qualified in its entirety by reference to the description of the debt securities and indenture contained in the accompanying prospectus.
We will issue $1,000,000,000 aggregate principal amount of notes in this offering. The notes will mature on July 15, 2032. The notes will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The notes will be issued in fully registered form without coupons only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Newmont USA Limited will guarantee, on an unsubordinated basis, the full payment of the principal of, and any interest on the notes, when and as these payments become due and payable, whether at maturity, declaration of acceleration, or otherwise. The guarantee of the notes will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of Newmont USA Limited.
Further Issues
We may, without the consent of the holders of the notes, issue additional notes in an unlimited aggregate principal amount, which additional notes will have the same terms as the notes offered hereby, except the issue price, issue date and the first interest payment date may differ. If any additional notes subsequently issued are not fungible for U.S. federal income tax purposes with any notes previously issued, such additional notes shall have a separate CUSIP number but shall otherwise be treated as a single class with all other notes issued under the indenture.
Interest
Subject to increase as described under “— Interest Step-Up” below (as so increased, the “Subsequent Rate of Interest”), we will pay interest on the notes at a rate of 2.600% per annum, semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2022 (the “Initial Rate of Interest”), to the persons in whose names the notes are registered at the close of business on January 1 or July 1, as the case may be (whether or not a business day), immediately preceding the relevant interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If any interest payment date or maturity date falls on a day that is not a business day, the interest payment or maturity date will be postponed to the next day that is a business day, and no interest on such payment will accrue for the period from and after such interest payment date or maturity date to such date of payment.
As used in this prospectus supplement, “business day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or executive order to close in The City of New York.
Interest Step-Up
From and including July 15, 2031 (the “Interest Rate Step-Up Date”), the interest rate accruing on the notes shall be increased by an additional 50 basis points per annum unless we notify (the “Emissions Satisfaction Notice”) the trustee in writing within seven months after December 30, 2030 (the “Notification

Date”) that in respect of the year ended December 31, 2030: (A) each of Sustainability Performance Target 1 and Sustainability Performance Target 2 has been satisfied and (B) the External Verifier has confirmed to us the satisfaction of such targets in accordance with its customary procedures; and from and including the Interest Rate Step-Up Date, the interest rate accruing on the notes shall be increased by an additional 10 basis points per annum unless we notify (the “Leadership Satisfaction Notice” and together with the Emissions Satisfaction Notice, the “Satisfaction Notice”) the trustee in writing by the Notification Date that as of December 31, 2030: (A) Sustainability Performance Target 3 has been satisfied and (B) the External Verifier has confirmed to us the satisfaction of such target in accordance with its customary procedures. The trustee shall be entitled to rely upon the Satisfaction Notice and shall have no duty to verify if any of the Sustainability Performance Targets have been satisfied. The Trustee shall not be charged with knowledge of any change in the interest rate following the issue date unless it receives written notification from us detailing such change.
The interest rate applicable to the notes will only be adjusted based upon the satisfaction or non-satisfaction of the Sustainability Performance Targets on or prior to the Notification Date. Any satisfaction of the Sustainability Performance Targets subsequent to the Notification Date or cessation of satisfaction, or any failure to satisfy the Sustainability Performance Targets subsequent to the Notification Date will not result in an adjustment to the interest rate payable on the Notes.
“Base Year Emissions Recalculation” means a recalculation for any major acquisition, merger, consolidation or divestiture or any series of related acquisitions, mergers, consolidations or divestitures by or involving Newmont, in which absolute greenhouse gas emissions (“GHG emissions”) would be increased or decreased by 10% or more as compared to absolute GHG emissions immediately prior to consummation of such transaction or transactions, of the relevant baseline of emissions, as set out below:
•
with respect to Sustainability Target 1: a recalculation of the absolute Scope 1 and Scope 2 emissions for the base year 2018 as if the relevant transaction or transactions had occurred on January 1, 2018; and

•
with respect to Sustainability Target 2: a recalculation of the absolute Scope 3 emissions for the base year 2019 as if the relevant transaction or transactions had occurred on January 1, 2019.

By purchasing the notes, any holder of the notes will be deemed to have irrevocably authorized us to make any such Base Year Emissions Recalculation. We are not required to make any Base Year Emissions Recalculation to the extent and for so long as we determine in good faith that we do not have sufficient information to do so. In the case of a Base Year Emissions Recalculation, the Sustainability Performance Targets with respect to the notes will remain the same and be assessed against the recalculated baseline of emissions.
“External Verifier” means a qualified third-party auditor or independent public accountants appointed by us to review our performance in relation to the Sustainability Performance Targets.
“Sustainability Performance Targets” means Sustainability Performance Target 1, Sustainability Performance Target 2 and Sustainability Performance Target 3.
“Sustainability Performance Target 1” means attaining our target set forth in the Sustainability-Linked Bond Framework of a 32% reduction in Scope 1 and 2 GHG emissions (absolute and intensity) for the year ended December 31, 2030, relative to the 2018 baseline (subject to any Base Year Emissions Recalculation).
“Sustainability Performance Target 2” means attaining our target set forth in the Sustainability-Linked Bond Framework of a 30% reduction in Scope 3 GHG emissions for the year ended December 31, 2030, relative to the 2019 baseline (subject to any Base Year Emissions Recalculation).
“Sustainability Performance Target 3” means attaining our target set forth in the Sustainability-Linked Bond Framework of a 50% representation of women in senior leadership positions by December 31, 2030. For purposes of measuring whether Sustainability Performance Target 3 has been satisfied, we define “senior leadership positions” as “Senior Director” level up to and including the “Chief Executive Officer” level (i.e., from Grade 109 to E1 or equivalent in the case of any future grading or title system changes) and we calculate women in senior leadership positions as a percentage of total employees in senior leadership positions.

“Sustainability-Linked Bond Framework” means the Sustainability-Linked Bond Framework adopted by us in December 2021.
Optional Redemption
The notes may be redeemed, in whole or in part, at our option at any time or from time to time. We will notify the trustee of our decision to redeem the notes, in whole or in part, as provided in the indenture. Prior to April 15, 2032 (three months prior to the maturity date of the notes) (the “Par Call Date”), the notes will be redeemable at a redemption price calculated by us equal to the greater of the following amounts:
•
100% of the principal amount of the notes being redeemed on the redemption date; or

•
the sum of the present values of the remaining scheduled payments of principal and interest (calculated using (i) the Initial Rate of Interest if the redemption date occurs prior to the Interest Rate Step-Up Date and (ii) if the redemption date occurs on or after the Interest Rate Step-Up Date, (A) the Initial Rate of Interest if all of the Sustainability Performance Targets have been satisfied on or prior to such redemption date, as confirmed by the External Verifier or (B) the applicable Subsequent Rate of Interest if any of the Sustainability Performance Targets has not been satisfied on or prior to such redemption date, or if such satisfaction has not been confirmed by the External Verifier) on such notes that would have been due if the notes matured on the Par Call Date (but excluding accrued and unpaid interest to, but excluding, the redemption date), computed using a discount rate equal to the Treasury Rate plus 20 basis points, plus, accrued and unpaid interest on the notes being redeemed to, but excluding, the redemption date.
At any time on or after the Par Call Date, the notes will be redeemable, in whole or in part, at our option at any time or from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued interest on the notes to, but excluding, the redemption date.
In connection with any tender offer (including any offer in connection with a change of control repurchase event made in accordance with the terms of the indenture) for notes, if holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw notes in such tender offer and we, or any third party making such tender offer in lieu of us, purchases all of the notes validly tendered and not withdrawn by such holders, we or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice to the holders (with a copy to the trustee), given not more than 30 days following such purchase date, to redeem (in the case of us) or purchase (in the case of a third party offeror) all the notes that remain outstanding following such tender offer at a price equal to the price paid to the holders in such tender offer plus, to the extent not included in the purchase price, accrued and unpaid interest on the notes that remain outstanding, to, but excluding, the date of redemption.
Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.
We will send notice of any redemption at least 10 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed. Subject to the paragraph immediately below, once notice of redemption is sent, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but excluding, the redemption date.
Any redemption notice may, at our discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at our discretion, the date of redemption may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by us in our sole discretion) by the date of redemption, or by the date of redemption as so delayed.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the notes to be redeemed, determined as if the notes matured on the Par Call Date (the “Remaining Life”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of the notes.
“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such Quotation.
“Independent Investment Banker” means an independent investment banking institution of national standing appointed by us.
“Reference Treasury Dealer” means at least three primary U.S. government securities dealers in New York City, New York designated by us.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third business day preceding such redemption date.
On and after the redemption date, the notes will cease to bear interest (unless we default in the payment of the redemption price and accrued interest). On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by lot by DTC, in the case of notes represented by a global security, or by the trustee in accordance with its customary procedures, in the case of notes that are not represented by a global security.
Change of Control Repurchase Event
If a change of control repurchase event occurs in respect of the notes, unless we have exercised our right to redeem all the notes as described under “— Optional Redemption,” we will be required to make an offer to each holder of the notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof) of that holder’s notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus any accrued and unpaid interest on the notes repurchased to, but excluding, the date of repurchase. Within 30 days following any change of control repurchase event or, at our option, prior to any change of control, but after the public announcement of the proposed change of control, we will send or deliver a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered, other than as may be required by law. The notice shall, if sent prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any applicable securities or corporate laws or regulations conflict with the change of control repurchase event provisions of the notes, we will comply with the applicable securities or corporate laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of such conflict.
On the repurchase date following a change of control repurchase event, we will, to the extent lawful:
(1)
accept for payment all notes or portions of the notes properly tendered pursuant to our offer;

(2)
deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the notes or portions of the notes properly tendered; and

(3)
deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes being purchased by us.

The paying agent will promptly mail to each holder of notes properly tendered the purchase price for the notes (or make payment through the Depositary), and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof.
We will not be required to make an offer to repurchase the notes issued by us upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.
For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:
“change of control” means the occurrence of any of the following:
(1)
the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Newmont and our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Newmont or one of our subsidiaries;

(2)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a subsidiary of Newmont) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the combined voting stock of Newmont or other voting stock into which Newmont’s voting stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares;

(3)
Newmont consolidates with, or merges with any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates with, or merges with or into, Newmont, in any such event pursuant to a transaction in which any of the outstanding voting stock of Newmont or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the voting stock of Newmont outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or

(4)
the adoption of a plan relating to the liquidation or dissolution of Newmont.

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (1) Newmont becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Newmont’s voting stock immediately prior to that transaction or (B) immediately following that transaction, no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner of more than 50% of the voting stock of such holding company.

The definition of change of control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of Newmont’s and its subsidiaries’ assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Newmont to repurchase such holder’s notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of Newmont’s and its subsidiaries’ assets taken as a whole to another person or group may be uncertain.
“change of control repurchase event” means the occurrence of a change of control and a ratings decline with respect to the notes. For greater certainty, a change of control repurchase event will be deemed not to have occurred in connection with any particular change of control unless and until that change of control has actually been consummated.
“Fitch” means Fitch Ratings, Inc., and its successors.
“investment grade rating ” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Newmont as a replacement rating agency or replacement ratings agencies.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“rating agency” means, at Newmont’s option, two of Moody’s, S&P and Fitch; provided, that if two agencies cease to rate the notes or fail to make a rating of the notes publicly available for reasons outside of Newmont’s control, Newmont may select (as certified by a resolution of Newmont’s board of directors) a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, as a replacement agency.
“ratings decline” means that at any time within 60 days (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of the date of public notice of the occurrence of a change of control and the date on which we or any other person publicly declares its intention to effect a change of control, (1) in the event the notes are assigned an investment grade rating by at least two of the rating agencies immediately prior to such public notice or declaration, the rating assigned to the notes by at least two of the rating agencies is below an investment grade rating; or (2) in the event the ratings assigned to the notes by at least two of the rating agencies immediately prior to such public notice or declaration are below an investment grade rating, the rating assigned to the notes by at least two of the rating agencies is reduced by one or more categories (i.e., notches); provided that, in each case, any such ratings decline is stated by the applicable rating agencies to have been the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (regardless of whether the change of control shall then have occurred).
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Newmont and, thus, the removal of incumbent management. Subject to the limitations discussed below, Newmont could, in the future, enter into certain transactions, including acquisitions, refinancing or other recapitalizations, that would not constitute a change of control repurchase event under the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect Newmont’s capital structure or credit ratings on the notes. Restrictions on Newmont’s ability to incur liens are contained in the covenants as described under “Description of Debt Securities — Restrictive Covenants Required by the Indenture — Limitation on Liens” in the accompanying prospectus.
Newmont may not have sufficient funds to repurchase all the notes upon a change of control repurchase event.
Book-Entry, Delivery and Form
The notes initially will be evidenced by one or more global notes deposited with the trustee as custodian for The Depository Trust Company (which we sometimes refer to as DTC), and registered in the name of Cede & Co. as DTC’s nominee.
Unless a global note is exchanged in whole or in part for debt securities in definitive form, a global note may generally be transferred only as a whole and only to another nominee of the depositary or to a successor depositary or its nominee.
DTC currently limits the maximum denomination of any single global note to $500 million. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, records maintained by DTC and its participants.
DTC has provided us the following information: DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the clearance and recording of the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants’ accounts. This eliminates the need for physical exchange of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other organizations such as securities brokers and dealers, banks and trust companies that work through a participant either directly or indirectly use DTC’s book-entry system. The rules that apply to DTC and its participants are on file with the SEC.
Pursuant to DTC’s procedures, upon issuance of debt securities represented by a global note in connection with the sale of the debt securities to one or more underwriters, DTC will credit the accounts of the participants designated by the underwriters with the principal amount of the debt securities purchased by the underwriters. Ownership of beneficial interests in a global note will be shown:
•
on DTC’s records with respect to participants;

•
by the participants with respect to indirect participants and certain beneficial owners; and

•
by the indirect participants with respect to all other beneficial owners.

The laws of some states require that certain persons take physical delivery in definitive form of the securities which they own. Consequently, the ability to transfer beneficial interests in a global note may be limited.
Under the indenture, if the nominee of DTC is the registered owner of a global note, the nominee will be considered the sole owner or holder of the debt securities. Except as provided below, owners of a global note will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners or holders thereof under the indentures for any purpose, including with respect to the giving of any directions, instructions or approval to the trustee. However, DTC has advised us that pursuant to its customary practice with respect to the giving of consents and votes, it will deliver an omnibus proxy to the trustee assigning the related holder’s voting rights to the participant to whose account the debt securities are credited on the record date. Each proxy will include a list of participants’ positions in the relevant security as of the record date for a consent or vote.

We will wire to DTC’s nominee principal and interest payments with respect to global notes. We and the trustee will treat DTC’s nominee as the owner of the global notes for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global notes to owners of beneficial interests in the global notes or for maintaining and reviewing any records relating to the beneficial ownership interest.
It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit participants’ accounts on the payment date according to their holdings of beneficial interests in the global notes as shown on DTC’s records. DTC’s current practice is to credit such accounts, as to interest, in next-day funds and, as to principal, in same-day funds. Payments by participants to owners of beneficial interests in the global notes will be governed by standing instructions and customary practices between the participants and the owners of beneficial interests in the global notes, as is the case with securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC, the underwriters, the trustee or us.
Debt securities represented by a global note will be exchangeable for debt securities registered with the same terms in authorized denominations only if:
•
DTC notifies us that it is unwilling or unable to continue as depositary or has ceased to be a clearing agency registered under the Exchange Act;

•
an Event of Default has occurred and is continuing with respect to such global note; or

•
certain circumstances exist, as specified in the indenture.

If any of these events occur, DTC will generally notify all direct participants of the availability of definitive debt securities. These securities will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof, in registered form only, and without coupons. We will maintain one or more offices or agencies in New York City to facilitate the transfer or exchange of the global notes. You will not be required to pay any service charges for any transfer or exchange, but we may require you to pay any tax, other governmental charge or payment in connection with the exchange or transfer.
Links have been established among DTC, Euroclear, as operator of the Euroclear System and Clearstream, which are two European book-entry depositaries similar to DTC, to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.
Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.
Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC.
When notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive notes against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the notes will appear on the next day (European time).
Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.
When a Clearstream or Euroclear participant wishes to transfer notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.
Same-Day Settlement in respect of Global Notes
Secondary trading in definitive long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, debt securities represented by global notes held by DTC will trade in DTC’s Same-Day Funds Settlement System until maturity, and DTC therefore will require that secondary market trading activity in such debt securities settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in debt securities represented by global notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
This section describes certain U.S. federal income tax considerations associated with acquiring, owning and disposing of the notes. The discussion does not address any state, local or non-U.S. taxes or the U.S. federal estate or gift tax or alternative minimum tax or the Medicare tax on net investment income. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations issued thereunder, and judicial and administrative interpretations thereof, each as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to any of the statements made in this summary, and we cannot assure you that the IRS will agree with such statements.
This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as certain financial institutions, U.S. expatriates and former citizens or long-term residents of the United States, insurance companies, dealers in securities or currencies, traders in securities, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, tax-exempt organizations, regulated investment companies, real estate investment trusts, partnerships or other pass through entities or investors in such entities, persons that tender the 2023 Notes pursuant to the Tender Offers, persons liable for alternative minimum tax, accrual method taxpayers that are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements, controlled foreign corporations, passive foreign investment companies, and persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. In addition, this discussion is limited to persons who purchase the notes for cash at original issue and at their “issue price” (i.e., the first price at which a substantial amount of the notes are sold to investors for cash, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as capital assets within the meaning of section 1221 of the Code.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or any entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if a valid election is in place to treat the trust as a U.S. person.
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a note (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership, and partners in such partnerships, should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of the notes.
Prospective purchasers of the notes should consult their tax advisors concerning the tax consequences of acquiring, holding, and disposing of the notes in light of their particular circumstances, including the application of the U.S. federal income tax considerations discussed below, as well as the application of other U.S. federal tax laws and state, local and foreign tax laws and any recent or prospective changes in applicable tax laws.
Certain Additional Payments
In certain circumstances, we may be obligated to make certain contingent payments on the notes. See “Description of Notes — Interest Step-Up”, “Description of Notes — Change of Control Repurchase Event”, and “Description of Notes — Optional Redemption.” These potential payments may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments” (“CPDIs”), but we do not intend to treat the possibility of such contingent payments on the notes as subjecting the notes to the

CDPI rules. Our determination that the notes are not subject to the CDPI rules is binding on a holder, unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our determination, however, is not binding on the IRS and if the IRS were to successfully challenge this determination, a holder may be required to accrue income on the notes that such holder owns in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of such notes before the resolution of the contingency. In the event that such contingency were to occur, it would affect the amount and timing of the income that a holder recognizes. Holders are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof. This discussion assumes that the notes will not be treated as CPDIs.
U.S. Holders
Payments of Interest
It is expected and this discussion assumes that either the issue price of the notes will be equal to the stated principal amount of the notes or the notes will be issued with no more than a de minimis amount of original issue discount. Therefore, payments of interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.
Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes
Upon the sale, exchange, retirement, redemption or other taxable disposition of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, redemption or other taxable disposition (less any amount attributable to accrued but unpaid interest, which will be taxable as ordinary interest income as discussed above to the extent not previously included in income by the U.S. holder) and the adjusted tax basis of the note. A U.S. holder’s adjusted tax basis in a note will, in general, be its cost for such note.
Any gain or loss generally will be capital gain or loss. Capital gains of non-corporate U.S. holders (including individuals) derived in respect of capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
In general, information reporting requirements will apply to payments of interest on the notes and to the proceeds of the sale or other disposition (including a redemption or retirement) of a note paid to a U.S. holder unless such U.S. holder is an exempt recipient, such as a corporation. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number or a certification that it is not subject to backup withholding.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.
Non-U.S. Holders
Payments of Interest
Generally, subject to the discussion of backup withholding and FATCA (as defined herein) withholding below, if you are a non-U.S. holder, interest income will not be subject to a U.S. withholding tax under the “portfolio interest exemption” provided that:
•
you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock;

•
you are not a controlled foreign corporation related, directly or indirectly, to us;

•
such interest is not effectively connected with your conduct of a U.S. trade or business;

•
you are not a bank which acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

•
either (a) you provide an IRS Form W-8BEN or W-8BEN-E (or other applicable form) signed under penalties of perjury that includes your name and address and certifies as to your non-U.S. holder status, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business, provides a statement to the applicable withholding agent under penalties of perjury in which it certifies that an IRS Form W-8BEN, W-8BEN-E, or W-8IMY (or other applicable form) has been received by it from you or a qualifying intermediary and furnishes the applicable withholding agent with a copy of such form.

Treasury Regulations provide alternative methods for satisfying the certification requirement described in the paragraph above.
If you cannot satisfy the above requirements, interest income that is not effectively connected with your conduct of a U.S. trade or business generally will be subject to U.S. federal withholding tax at a 30% rate, except where an applicable tax treaty provides for the reduction or elimination of this withholding tax and you provide a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) establishing such reduction or elimination of this withholding tax. Under applicable Treasury Regulations, a non-U.S. holder claiming treaty benefits may under certain circumstances be required to obtain a U.S. taxpayer identification number.
Interest income that is effectively connected with your conduct of a U.S. trade or business (and, if a tax treaty applies, the income is attributable to a permanent establishment or fixed place of business maintained by you within the United States) will be taxed generally in the same manner as if you were a U.S. holder, unless an applicable treaty provides otherwise. If you are a corporate non-U.S. holder, you may also, under certain circumstances, be subject to an additional “branch profits tax” on any effectively connected earnings and profits attributable to such interest at a 30% rate (or, if applicable, a lower treaty rate). Such effectively connected interest income will not be subject to U.S. withholding tax if you deliver a properly executed IRS Form W-8ECI.
Special procedures are provided in Treasury Regulations for payments through qualified intermediaries. Prospective investors should consult their tax advisors regarding the effect, if any, of these Treasury Regulations.
Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes
In general, subject to the discussion of backup withholding and FATCA withholding below, you will not be subject to U.S. federal income tax or U.S. withholding tax on any gain realized on the sale, exchange, retirement, redemption or other taxable disposition of a note, unless:
•
the gain is effectively connected with your conduct of a U.S. trade or business (and, if a tax treaty applies, the gain is attributable to a permanent establishment or fixed place of business maintained by you within the United States), in which case you will be subject to U.S. federal income tax with respect to the gain generally in the same manner as if you were a U.S. holder, unless an applicable treaty provides otherwise, and if you are a corporation, you may also be subject to a 30% branch profits tax on any effectively connected earnings and profits attributable to such gain, unless reduced by an applicable income tax treaty; or

•
you are an individual present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition (as determined under the Code) and certain other conditions are met, in which case you will be subject to a 30% U.S. federal income tax with respect to the gain (net of certain U.S. source capital losses), unless an applicable treaty provides otherwise.

Notwithstanding the foregoing, to the extent any portion of the amount realized by a non-U.S. holder on a sale, exchange, retirement, redemption or other taxable disposition of a note is attributable to accrued but unpaid interest, such portion shall generally be treated as described above with respect to interest payments.

Information Reporting and Backup Withholding
U.S. backup withholding and related information reporting requirements generally will not apply to payments of interest on a note if you provide a statement described in the fifth bullet under the heading “—Non-U.S. Holders — Payment of Interest,” provided that the payor does not have actual knowledge or reason to know that you are a U.S. person. However, interest paid to non-U.S. holders generally will be subject to annual reporting on IRS Form 1042-S (Foreign Person’s U.S. Source Income Subject to Withholding).
Backup withholding and related information reporting will generally not apply to any payment of the proceeds of the sale (including a retirement or redemption) of a note effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury Regulations), unless such broker is a:
•
U.S. person;

•
foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

•
controlled foreign corporation for U.S. federal income tax purposes; or

•
foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons (as defined in the applicable Treasury Regulations) who in the aggregate hold more than 50% of the income or capital interests in the partnership or if, at any time during its tax year, such foreign partnership is engaged in a United States trade or business.

Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in the preceding sentence will be subject to information reporting (but not backup withholding requirement) unless such broker has documentary evidence in its records that you are a non-U.S. holder and certain other conditions are met, or you otherwise establish an exemption. Payment of the proceeds of any such sale to or through the U.S. office of a broker is generally subject to information reporting and backup withholding requirements, unless the broker does not have actual knowledge or reason to know that you are a U.S. person and you provide the statement described in the fourth bullet under the heading “— Non-U.S. Holders — Payment of Interest,” or you otherwise establish an exemption.
Amounts withheld under the backup withholding rules are generally not an additional tax and may be refunded or credited against your U.S. federal income tax liability provided you furnish the required information to the IRS in a timely manner.
FATCA
Sections 1471 through 1474 of the Code and the U.S. Treasury Regulations and administrative guidance issued thereunder (referred to as “FATCA”) impose a 30% U.S. federal withholding tax on payments of interest on the notes, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and, in each case, provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to FATCA may be subject to different rules. Under certain circumstances, a beneficial owner of notes might be eligible for refunds or credits of such taxes. Withholding may also apply to payments of proceeds of the sale or other disposition of the notes under the circumstances described above, although under proposed regulations issued in December 2018 (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) no withholding will apply on payments of gross proceeds. You are urged to consult your tax advisor regarding the effects of FATCA on your investment in the notes.

CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase, holding and disposition of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as plans (including individual retirement accounts and Keogh plans) that are subject to the prohibited transaction rules under Section 4975 of the Code, and employee benefit plans and arrangements that are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under other applicable federal, state, local, foreign or other regulations, rules or laws (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” (within the meaning of ERISA and any Similar Laws) of such plans, accounts and arrangements (each, a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or a Plan subject to the prohibited transactions rules under Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.
In considering an investment in the notes with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. ERISA Plan fiduciaries must make their own determinations regarding the investment, taking into consideration all of the specific facts and circumstances of the plan and an investment in the notes.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person, including a fiduciary, of an ERISA Plan who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction may have to be rescinded.
The acquisition and/or holding of notes by an ERISA Plan with respect to which we or the underwriters or any respective affiliates are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14, for specified transactions determined by independent qualified professional asset managers, PTCE 90-1, for specified transactions involving insurance company pooled separate accounts, PTCE 91-38, for specified transactions involving bank collective investment funds, PTCE 95-60, for specified transactions involving life insurance company general accounts and PTCE 96-23, for specified transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.
In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and holding of the notes by an ERISA Plan with respect to which we or the underwriters, or certain affiliates, are a party in interest or a disqualified person, provided that neither the party in interest or disqualified person, nor certain of its affiliates, have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction, and provided further that the ERISA Plan pays no more and receives no less than “adequate consideration” in connection with the transaction. There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.
Because of the foregoing, the notes may not be purchased or held by any person investing “plan assets” of any Plan, unless the purchase, holding and disposition of the notes will not constitute a non-exempt prohibited transaction under ERISA and the Code or violate any applicable Similar Laws.
Representation and Warranty
Accordingly, by its acceptance of a note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or (ii) the purchase, holding and disposition of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties and taxes that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering investing in the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be available.
Each purchaser or transferee that is an ERISA Plan shall be deemed to represent, warrant and agree that (i) none of the issuer, the underwriters or other persons that provide marketing services, nor any of their affiliates, has provided, and none of them will provide, any investment advice within the meaning of Section 3(21) of ERISA to it or to any fiduciary or other person investing the assets of the ERISA Plan (“Plan Fiduciary”) in connection with its decision to invest in the notes, and they are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the ERISA Plan or the Plan Fiduciary in connection with the ERISA Plan’s acquisition of the notes; and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the notes.
Purchasers and transferees of the notes have exclusive responsibility for ensuring that their purchase, holding and disposition of the notes do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular Plan, or that such an investment is appropriate for such Plans generally or any particular Plan.

UNDERWRITING
Newmont has entered into an underwriting agreement with the underwriters for which BMO Capital Markets Corp., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as representatives. The underwriting agreement, dated the date hereof, provides that the several obligations of the underwriters are subject to certain conditions, as therein set forth. The underwriters named below have severally agreed to purchase, and Newmont has agreed to sell to them, severally, the aggregate principal amounts of the notes indicated below. The underwriters will be obligated to purchase all the notes being underwritten or sold by them if any of the notes are purchased.
Underwriter	Aggregate Principal Amount of Notes
BMO Capital Markets Corp.	$140,000,000
Credit Suisse Securities (USA) LLC	140,000,000
Goldman Sachs & Co. LLC	140,000,000
J.P. Morgan Securities LLC	140,000,000
BNP Paribas Securities Corp.	40,000,000
BofA Securities, Inc.	40,000,000
Citigroup Global Markets Inc.	40,000,000
MUFG Securities Americas Inc.	40,000,000
PNC Capital Markets LLC	40,000,000
RBC Capital Markets, LLC	40,000,000
Santander Investment Securities Inc.	40,000,000
Scotia Capital (USA) Inc.	40,000,000
TD Securities (USA) LLC	40,000,000
National Bank of Canada Financial Inc.	20,000,000
SMBC Nikko Securities America, Inc.	20,000,000
Standard Chartered Bank	20,000,000
U.S. Bancorp Investments, Inc.	20,000,000
Total	$1,000,000,000
Newmont has been advised by the underwriters that the underwriters propose to offer the notes to the public initially at the offering price set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at such price less a selling concession of 0.40% of the principal amount of the notes. The underwriters may allow and each such dealer may reallow to other dealers a concession not exceeding 0.25% of the principal amount of the notes. After the initial public offering, such public offering price and such concessions and reallowances may be changed. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table shows the underwriting discounts to be paid to the underwriters by Newmont in connection with the offering:
	Per Note	Total
Underwriting discounts payable by us	0.650%	$6,500,000
Expenses associated with this offering, excluding the underwriting discounts, to be paid by Newmont are estimated to be $2 million.
It is expected that delivery of the notes will be made against payment therefor on or about December 20, 2021, which is the tenth business day following the date hereof (such settlement cycle being referred to as “T+10”). Under Rule 15c6-1 under the Exchange Act, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the second business day before delivery will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day before delivery hereunder should consult their own advisors.
In connection with the offering made hereby, the underwriters may purchase and sell the notes in the open market. These transactions may include stabilizing transactions and purchases to cover short positions created by the underwriters in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the notes, and short positions created by the underwriters involve the sale by the underwriters of a greater aggregate principal amount of the notes than they are required to purchase from Newmont.
The underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the notes sold in the offering may be reclaimed by the underwriters if such notes are repurchased by the underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the notes, which may be higher than the price that might otherwise prevail in the opening market. These activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.
The notes are new issues of securities with no established trading market. Newmont has been advised by the underwriters that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.
Newmont has agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.
In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions (including acting as underwriters, initial purchasers or dealers with respect to other securities offerings) with Newmont and its affiliates, for which they have received, and in the future expect to receive, customary compensation. In addition, affiliates of the underwriters from time to time have acted or in the future may continue to act as lenders to Newmont and its affiliates, for which they have received or expect to receive customary compensation.
In particular, affiliates of certain of the underwriters are lenders under our Revolving Credit Facilities. Certain underwriters or their affiliates may be holders of the 2023 Notes. We expect to use a portion of the proceeds of this offering to fund the Tender Offers and the redemption of any of the 2023 Notes that remain outstanding following the consummation of the Tender Offers. Accordingly, certain underwriters or their affiliates may receive a portion of the proceeds of the offering in the Tender Offers or in connection with any such redemption. In addition, BMO Capital Markets Corp., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as dealer managers and solicitation agents for the Tender Offers, for which they will receive customary fees, indemnification against certain liabilities and reimbursement of expenses. See “Use of Proceeds.”
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, (A) a “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”), and (B) the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/ 1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
In the UK, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. In the UK, the notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The Notes are not being offered to the public in the UK.
Notice to Prospective Investors in Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A) and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
Singapore Securities and Futures Act Product Classification
Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
In relation to its use in the Dubai International Financial Centre (the “DIFC”), this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to Prospective Investors in the United Arab Emirates
This prospectus supplement and the accompanying base prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”).
This prospectus supplement and the accompanying base prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the bonds have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange.
The issue and/or sale of the bonds has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE, and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the Board Decision No. 37 of 2012 Concerning the Regulation of Investment Funds (whether by a Foreign Fund, as defined therein, or otherwise), and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This document does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this document nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:
(a)
the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)
the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)
the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)
the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)
such action does not require any document to be lodged with ASIC or the ASX.

Notice to Prospective Investors in Taiwan
The notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the notes or the provision of information relating to this prospectus supplement and the accompanying prospectus. The notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered or sold in Taiwan. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.
See “Plan of Distribution” on page 20 of the accompanying prospectus for further information regarding the distribution of the notes.

EXPERTS
The consolidated financial statements of Newmont appearing in its Annual Report on Form 10-K for the year ended December 31, 2020 (including the financial statement schedule appearing therein), incorporated by reference herein, and the effectiveness of Newmont’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Additionally, the audited consolidated financial statements of Nevada Gold Mines LLC and its subsidiaries (“NGM”) for the year ended December 31, 2020 and for the period from April 11, 2019 through December 31, 2019, including the accompanying notes (not included herein or incorporated herein by reference) and the effectiveness of NGM’s internal control over financial reporting as of December 31, 2020, have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, as set forth in their report thereon, which report is included in Newmont’s Annual Report on Form 10-K for the year ended December 31, 2020, and which report is incorporated herein by reference. As a 38.5% owned investment that is proportionately consolidated, Newmont’s 38.5% pro rata share of NGM’s assets, liabilities and operations is included in the consolidated financial statements of Newmont appearing in its Form 10-K for the years ended December 31, 2020 and December 31, 2019. Newmont’s financial statements for the year ended December 31, 2020, to the extent such financial statements consolidate Newmont’s share of NGM’s assets, liabilities and operations, are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Donald Doe, Newmont’s Group Executive, Reserves & Resources, is a Society for Mining, Metallurgy and Exploration Registered Member and the Competent Person responsible for the preparation of the scientific and technical information concerning our mineral properties disclosed and incorporated by reference in this prospectus supplement. In 2018, the SEC adopted amendments to the disclosure requirements for mining registrants. Under these new rules, Industry Guide 7 will be rescinded and replaced with the disclosure standards under new Regulation S-K Subpart 1300. Newmont will be required to comply with the new rules for fiscal years 2021 and after. Reserve disclosures as at December 31, 2021 will be presented in the Annual Report on Form 10-K for the year ended December 31, 2021, expected to be filed in February 2022, in accordance with the new regulation; whereas reserve disclosures in the Annual Report on Form 10-K for the year ended December 31, 2020 have been prepared in accordance with the Industry Guide 7. The reserves disclosed and incorporated by reference in this prospectus supplement have been prepared in compliance with Industry Guide 7 published by the SEC. We have determined that such reserves would be substantively the same as those prepared using the Guidelines established by the Canadian Institute of Mining, Metallurgy and Petroleum. For a description of the key assumptions, parameters and methods used to estimate mineral reserves on our material properties, as well as a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see our Annual Report on Form 10-K for the year ended December 31, 2020, incorporated by reference in this prospectus supplement and our Management’s Discussion and Analysis of Financial Condition and Results of Operations, as filed from time to time, with the SEC.

VALIDITY OF THE SECURITIES
The validity of the notes will be passed upon for us by White & Case LLP, New York, New York, and certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from our website at http://www.newmont.com or from the SEC’s website at http://www.sec.gov. The information on or accessible through our website is not incorporated by reference into and is not made a part of this prospectus supplement or the accompanying prospectus.
As required under the Securities Act, we have filed a registration statement on Form S-3 relating to the notes offered by this prospectus supplement and the accompanying prospectus with the SEC. This prospectus supplement and the accompanying prospectus are parts of that registration statement, which includes additional information, in accordance with applicable SEC rules and regulations. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement or that we otherwise filed with the SEC for a copy of the contract or other document. You may review a copy of the registration statement and such document through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We “incorporate by reference” in this prospectus supplement certain information that we file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and, where applicable, supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below that have been previously filed with the SEC. These documents contain important information about us and our financial condition. The footnotes to the financial statements within certain of these documents contain certain financial information for Newmont USA Limited.
Newmont SEC Filings (File No. 001-31240)	Period
Annual Report on Form 10-K (including the portions of our proxy statement for our 2021 annual meeting of stockholders, filed March 12, 2020, incorporated by reference therein)	Year ended December 31, 2020
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2021, June 30, 2021 and September 30, 2021
Current Reports on Form 8-K	Filed March 19, 2021, March 31, 2021, April 29, 2021, November 23, 2021 and December 6, 2021
We also incorporate by reference in this prospectus supplement any future filings that we may make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until we sell all of the securities that may be offered by this prospectus supplement. However, we are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K. Nothing in this prospectus supplement shall be deemed to incorporate by reference herein information of the type described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K contained in any of the documents or the future filings described above.
You may request a copy of these filings at no cost to you, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus, by writing or telephoning us as follows:
Newmont Corporation
6900 E. Layton Avenue
Denver, Colorado 80237
Attn: Investor Relations
(303) 863-7414
This prospectus supplement incorporates documents by reference which are not presented in or delivered with this prospectus supplement. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents. You should rely only on the information contained in this prospectus supplement and in the documents that we have incorporated by reference into this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities described in this prospectus supplement in any state or jurisdiction where the offer is not permitted.

PROSPECTUS
NEWMONT CORPORATION
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES
WARRANTS
UNITS

We or selling securityholders may from time to time offer to sell common stock, preferred stock, depositary shares, debt securities (which may be guaranteed by our wholly owned subsidiary, Newmont USA Limited), warrants or units. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered and that may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.
Our common stock is listed and principally traded on the New York Stock Exchange under the symbol “NEM.” Any common stock sold pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the New York Stock Exchange. If we decide to list or seek a quotation for any other securities we may offer and sell from time to time, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in our securities involves risks. You should carefully read and evaluate the risks described under “Risk Factors” on page 5 of this prospectus as well as the risk factors and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We may offer and sell these securities to or through one or more agents, underwriters and dealers, or directly to purchasers, on a continuous or delayed basis through a public offering or negotiated purchases. If any agents, underwriters or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will describe the plan of distribution for that offering and will provide the names of the agents, underwriters or dealers and any applicable fees, commissions or discounts.

The date of this prospectus is July 22, 2021.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any supplement to this prospectus in deciding whether or not to invest in the securities we offer hereby. We have not authorized any dealer or other person to provide you with different information or to make any representation other than those contained in or incorporated by reference in this prospectus and any accompanying prospectus supplement. If anyone provides you with different or inconsistent information or representations, you should not rely on them. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on their respective covers and that any information we have incorporated by reference is accurate as of the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time.
The types of securities that we may offer and sell from time to time pursuant to this prospectus are:
•
common stock;

•
preferred stock;

•
depositary shares representing preferred stock;

•
debt securities;

•
guarantees;

•
warrants; and

•
units.

The debt securities may be guaranteed by our wholly owned subsidiary, Newmont USA Limited.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:
•
the type and amount of securities that we propose to sell;

•
the initial public offering price of the securities;

•
the names of any underwriters or agents through or to which we will sell the securities;

•
any compensation of those underwriters or agents; and

•
information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

In addition, the prospectus supplement may also include additional risk factors or other special considerations applicable to those securities and add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information” in deciding whether or not to invest in the securities we may offer.
Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus (including information incorporated by reference herein) are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provided for under these sections. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s),” “estimate(s),” “should,” “intend(s)” and similar expressions are intended to identify forward-looking statements. Our forward-looking statements may include, without limitation:
•
estimates regarding future earnings and the sensitivity of earnings to gold, copper, silver, lead, zinc and other metal prices;

•
estimates of future mineral production and sales;

•
estimates of future production costs, other expenses and taxes for specific operations and on a consolidated basis;

•
estimates of future cash flows and the sensitivity of cash flows to gold, copper, silver, lead, zinc and other metal prices;

•
estimates of future capital expenditures, construction, production or closure activities and other cash needs, for specific operations and on a consolidated basis, and expectations as to the funding or timing thereof;

•
estimates as to the projected development of certain ore deposits, including the timing of such development, the costs of such development and other capital costs, financing plans for these deposits and expected production commencement dates;

•
estimates of reserves and statements regarding future exploration results and reserve replacement and the sensitivity of reserves to metal price changes;

•
statements regarding the availability of, and, terms and costs related to, future borrowing or financing and expectations regarding future share repurchase transactions, debt repayments or debt tender transactions;

•
statement regarding future dividends and return to shareholders, including expectations regarding the non-binding dividend framework;

•
estimates regarding future exploration expenditures, results and reserves, resources and mineralized material;

•
statements regarding fluctuations in financial and currency markets;

•
estimates regarding potential cost savings, productivity, operating performance, and ownership and cost structures;

•
expectations regarding future or recent acquisitions and joint ventures, including, without limitation, projected benefits, synergies, value creation, integration, timing and costs and related valuations and other matters;

•
expectations regarding the start-up time, design, mine life, production and costs applicable to sales and exploration potential of our projects;

•
statements regarding future hedge and derivative positions or modifications thereto;

•
statement regarding future Environmental, Social and Governance (“ESG”) performance and expectations thereof, including, without limitation, expectations regarding achievement of climate targets by 2030 and 2050;

•
statements regarding local, community, political, economic or governmental conditions and environments;

•
statements and expectations regarding the impacts of COVID-19 and other health and safety conditions;

•
expecations as to whether and for how long certain sites will be placed into care and maintenance including as a result of COVID-19 restrictions;

•
statements regarding the impacts of changes in the legal and regulatory environment in which we operate, including, without limitation, relating to regional, national, domestic and foreign laws;

•
statements regarding expected changes in the tax regimes in which we operate, including, without limitation, estimates of future tax rates and estimates of the impacts to income tax expense, valuation of deferred tax assets and liabilities, and other financial impacts;

•
estimates of income taxes and expectations relating to tax contingencies or tax audits;

•
estimates of future costs, accruals for reclamation costs and other liabilities for certain environmental matters;

•
statements relating to potential impairments, revisions or write-offs, including without limitation, the result of fluctuation in metal prices, unexpected production or capital costs, or unrealized reserve potential;

•
estimates of pension and other post-retirement costs;

•
statements regarding estimates of timing of voluntary early adoption of recent accounting pronouncements and expectations regarding future impacts to the financial statements resulting from accounting pronouncements;

•
statements regarding adoption of disclosure standards under new Regulation S-K Subpart 1300 and expectations of future adjustments to estimates of reserves or mineralized material;

•
estimates of future cost reductions, synergies, savings and efficiencies in connection with full potential programs and initiatives; and

•
expectations regarding future exploration and the development, growth and potential of operations, projects and investments.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Such risks include, but are not limited to:
•
the price of gold, copper, silver, lead, zinc and other metal prices and commodities;

•
the cost of operations;

•
currency fluctuations;

•
geological and metallurgical assumptions;

•
operating performance of equipment, processes and facilities;

•
the impact of COVID-19, including, without limitation, impacts on employees, operations, regulations resulting in potential business interruptions and travel restrictions, commodity prices, costs, supply chain and the U.S. and the global economy;

•
labor relations;

•
timing of receipt of necessary governmental permits or approvals;

•
domestic and foreign laws or regulations, particularly relating to the environment, mining and processing;

•
changes in tax laws;

•
domestic and international economic and political conditions;

•
our ability to obtain or maintain necessary financing; and

•
other risks and hazards associated with mining operations.

The forward looking statements contained in documents incorporated by reference herein are more specifically indicated in those documents. More detailed information regarding these factors is included in the section titled “Risk Factors” on page 5 of this prospectus and the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as applicable in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and in our Annual Report on Form 10-K for the year ended December 31, 2020, each of which is incorporated by reference in this prospectus and in our reports and other documents on file with the SEC. Many of these factors are beyond our ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements.
All subsequent written and oral forward-looking statements attributable to Newmont Corporation or to persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We disclaim any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

THE COMPANY
Newmont Corporation is primarily a gold producer with significant operations and/or assets in the United States, Canada, Mexico, Dominican Republic, Peru, Suriname, Argentina, Chile, Australia and Ghana. At December 31, 2020, Newmont had attributable proven and probable gold reserves of 94.2 million ounces and an aggregate land position of approximately 22,700 square miles (58,900 square kilometers). Newmont is also engaged in the production of copper, silver, lead and zinc. Newmont was incorporated in 1921 under the laws of Delaware and is completing its 100th year as the world’s leading gold company.
Newmont’s corporate headquarters are located at 6900 E Layton Avenue, Suite 700, Denver, Colorado 80237 USA. Our telephone number is (303) 863-7414. In this prospectus, unless the context otherwise indicates, “Newmont,” the “Company,” “our,” “us” and “we” refer to Newmont Corporation and its consolidated subsidiaries. We maintain a website at www.newmont.com. Information presented on or accessed through our website is not incorporated into, or made part of, this prospectus or any accompanying prospectus supplement.
RISK FACTORS
Investing in our securities involves a high degree of risk. Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the information contained in or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including, without limitation, the risk factors under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on July 22, 2021, and our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 18, 2021, which is incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information.”
USE OF PROCEEDS
We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.
DESCRIPTION OF CAPITAL STOCK
The rights of our stockholders are governed by the applicable provisions of the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation and our by-laws. The following is a summary of the material terms of our capital stock. For additional information regarding our capital stock, please refer to the applicable provisions of the DGCL, our certificate of incorporation and by-laws.
At July 15, 2021, we had 1,285,000,000 shares of authorized capital stock. Those shares consisted of 1,280,000,000 shares of common stock, of which 799,126,123 shares were outstanding; and 5,000,000 shares of preferred stock, par value $5.00 per share, none of which is issued and outstanding.
Common Stock
The following is a summary of the terms of our common stock. For additional information regarding our common stock, please refer to our certificate of incorporation, our by-laws and the applicable provisions of the DGCL.
Dividend Rights
Holders of our common stock may receive dividends when, as and if declared by our Board of Directors out of funds of Newmont legally available for the payment of dividends. Subject to the terms of any outstanding preferred stock, holders of our common stock may not receive dividends until we have satisfied our obligations to any holders of our preferred stock.

As a Delaware corporation, we may pay dividends out of our surplus capital or, if there is no surplus capital, out of our net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. Section 170 of the DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.
Currently, we pay dividends on our common stock each quarter. The declaration and payment of future dividends remains at the discretion of the Board of Directors and will depend on the Company’s financial results, cash requirements, future prospects and other factors deemed relevant by the Board of Directors.
Voting and Other Rights
Holders of our common stock are entitled to one vote per share and, in general, a majority of votes cast with respect to a matter will be sufficient to authorize action upon routine matters.
The holders of record of a majority of the outstanding shares of our capital stock entitled to vote at any meeting of our stockholders must be present in person or represented by proxy at the meeting in order to constitute a quorum for all matters to come before the meeting.
Special meetings of our stockholders may be called by our Board of Directors or by the Chair of the Board of Directors or by our President, and will be called by the Chair of the Board of Directors or by our President or Secretary upon a written request stating the purposes of the proposed meeting and signed by a majority of our Board of Directors or stockholders owning at least 25% of our outstanding capital stock entitled to vote at the meeting.
Written notice of a meeting of our stockholders is given personally, by mail, or other means of electronic transmission not less than 10 days nor more than 60 days before the date on which the meeting is held, to each stockholder of record entitled to vote at the meeting. The notice must state the time, place and purposes of the meeting. In the event of a special meeting called upon the written request of our stockholders, the notice will describe any business set forth in the statement of purpose in the written stockholder request, as well as any additional business that our Board of Directors proposes to be conducted at the meeting. If mailed, the notice will be sent to our stockholders at their respective addresses appearing on our stock records or to such other addresses as they may designate in writing, and will be deemed given when mailed. A waiver of any notice, in writing by a stockholder or by electronic transmission given by the person or persons entitled to such notice before or after the time for the meeting, will be deemed equivalent to that stockholder having received the notice.
Our Board of Directors is not classified. Directors are to be elected by a majority of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present, and our stockholders do not have the right to cumulate their votes in the election of directors.
Liquidation
In the event of any liquidation, dissolution or winding up of Newmont, holders of our common stock would be entitled to receive proportionately any assets legally available for distribution to our stockholders with respect to shares held by them, subject to any prior rights of the holders of any of our preferred stock then outstanding.
Redemption
Our common stock is not redeemable or convertible.
Other Provisions
All of the issued and outstanding shares of our common stock are validly issued, fully paid and nonassessable. Holders of our common stock have no preemptive rights with respect to any of our securities.

Listing
Our common stock principally trades on the New York Stock Exchange under the symbol “NEM.” Computershare Investor Service Inc. is the registrar, transfer agent and dividend disbursing agent for our common stock.
Preferred Stock — General
The applicable prospectus supplement relating to the particular series of preferred stock and any related depositary shares to be offered will describe the specific terms of that series as fixed by our Board of Directors, including, as applicable:
•
voting rights,

•
designations,

•
dividend rate,

•
redemption rights,

•
liquidation rights,

•
sinking fund or purchase fund provisions,

•
conversion or exchange rights, and

•
any other preferences, relative participating and option or other special rights, and qualifications, limitations and restrictions that are not inconsistent with the terms of our restated certificate of incorporation, including any restriction on the repurchase or redemption while we are in arrears in the payment of dividends or sinking fund installments.

Depositary Shares — General
We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular class or series of preferred stock.
Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts.
We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statements of which this prospectus forms a part or as an exhibit to a current report on Form 8-K.
The deposit agreement and applicable prospectus supplement relating to a particular series of preferred stock and any related depositary shares being offered will describe the specific terms of any series of the preferred stock and any related depositary shares as fixed by our Board of Directors, including, as applicable:
•
voting rights,

•
dividends and other distributions,

•
conversion, exchange and redemption,

•
liquidation preference,

•
resignation and removal of the depositary, and

•
amendment and termination of the deposit agreement.

Anti-Takeover Provisions
Article Ninth of our certificate of incorporation may make it more difficult for various corporations, entities or persons to acquire control of us or to remove management.
Article Ninth of our certificate of incorporation requires us to get the approval of the holders of 80% of all classes of our capital stock who are entitled to vote in elections of directors, voting together as one class, to enter into the following types of transactions:
•
a merger or consolidation between us and another corporation that holds 10% or more of our outstanding shares;

•
the sale or lease of all or a substantial part of our assets to another corporation or entity that holds 10% or more of our outstanding shares; or

•
any sale or lease to us of assets worth more than $10 million in exchange for our securities by another corporation or entity that holds 10% or more of our outstanding shares.

However, Article Ninth does not apply to any transaction if:
•
our Board of Directors approves the transaction before the other corporation, person or entity becomes a holder of 10% or more of our outstanding shares; or

•
we or our subsidiaries own a majority of the outstanding voting shares of the other corporation.

Article Ninth can be altered or repealed only with the approval of the holders of 80% of all classes of our capital stock who are entitled to vote in elections of directors, voting together as one class.
DESCRIPTION OF DEBT SECURITIES
The debt securities are to be issued under an Indenture dated September 18, 2009 (the “Indenture”), entered into by and among the Company, Newmont USA Limited, as subsidiary guarantor (the “Subsidiary Guarantor”), and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”). The securities may be issued from time to time in one or more series. The particular terms of each series, or of securities forming a part of a series, which are offered by a prospectus supplement will be described in such prospectus supplement.
The following summaries of certain provisions of the Indenture do not purport to be complete and are subject, and are qualified in their entirety by reference to all the provisions of the Indenture, including the definitions therein of certain terms, and, with respect to any particular securities, to the description of the terms thereof included in the prospectus supplement relating thereto. Wherever particular sections or defined terms of the Indenture are referred to herein or in a prospectus supplement, such sections or defined terms are incorporated by reference herein or therein, as the case may be.
For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Newmont Corporation and do not include any of the Company’s current or future subsidiaries.
General
The Indenture provides that securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. The Company may specify a maximum aggregate principal amount for the securities of any series. The securities are to have such terms and provisions which are not inconsistent with the Indenture, including as to maturity, principal and interest, as the Company may determine. The debt securities will be unsecured obligations of the Company and, unless otherwise provided in the applicable prospectus supplement, will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.
The applicable prospectus supplement will set forth the price or prices at which the securities to be offered will be issued and will describe the following terms of such securities:
(1)
the title of such securities;

(2)
any limit on the aggregate principal amount of such securities or the series of which they are a part;

(3)
the person to whom any interest in such securities is payable, if different from the person in whose name such securities are registered;

(4)
the date or dates on which the principal of any of such securities will be payable;

(5)
the rate or rates at which any of such securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

(6)
the place or places where the principal of and any premium and interest on any of such securities will be payable;

(7)
the period or periods within which, the price or prices at which and the terms and conditions on which any of such securities may be redeemed, in whole or in part, at the option of the Company;

(8)
the obligation, if any, of the Company to redeem or purchase any of such securities pursuant to any sinking fund or analogous provision or at the option of the holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation;

(9)
the denominations in which any of such securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

(10)
if the amount of principal of or any premium or interest on any of such securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(11)
if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be outstanding at any time);

(12)
if the principal of or any premium or interest on any of such securities is to be payable, at the election of the Company or the holder thereof, in one or more currencies or currency units other than those in which such securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined);

(13)
if other than the entire principal amount thereof, the portion of the principal amount of any of such securities which will be payable upon declaration of acceleration of the maturity thereof;

(14)
if the principal amount payable at the stated maturity of any of such securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

(15)
if applicable, that such securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indenture described under “Defeasance and Covenant Defeasance — Defeasance and Discharge” or “Defeasance and Covenant Defeasance — Covenant Defeasance,” or under both such captions and, if other than by a resolution of our Board of Directors, the manner in which any election by the Company to defease such securities will be evidenced;

(16)
whether any of such securities will be issuable in whole or in part in the form of one or more global securities and, if so, the respective Depositaries for such global securities, the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to under “Security Forms — Form of Legend for Global Securities” and, if different from those described under such caption, any circumstances under which any such global security may be exchanged in whole or in part for securities registered, and any transfer of such global security in whole or in part may be registered, in the names of persons other than the depositary for such global security or its nominee;
(17)
any addition to or change in the Events of Default applicable to any of such securities and any change in the right of the Trustee or the holders to declare the principal amount of any of such securities due and payable;

(18)
if applicable, that such securities are to be guaranteed by the Subsidiary Guarantor;

(19)
any addition to or change in the covenants in the Indenture applicable to any of such securities; and

(20)
any other terms of such securities not inconsistent with the provisions of the Indenture.

Securities, including original issue discount securities, may be sold at a substantial discount below their principal amount. Certain special U.S. federal income tax considerations (if any) applicable to securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, certain special U.S. federal income tax or other considerations (if any) applicable to any securities which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.
Further Issues
Newmont may, without the consent of the then existing holders of the debt securities of any series, “re-open” a series and issue additional debt securities of that series, which additional debt securities will have the same terms as the debt securities of the same series except for the issue price, issue date and under some circumstances, the first interest payment date. Newmont will not issue any additional debt securities of a series unless the additional debt securities will be fungible with the debt securities of the same series previously issued for U.S. federal income tax purposes.
Form, Exchange and Transfer
The securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
At the option of the holder, subject to the terms of the Indenture and the limitations applicable to global securities, securities of each series will be exchangeable for other securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.
Subject to the terms of the Indenture and the limitations applicable to global securities, securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange of securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by the Company for any securities will be named in the applicable prospectus supplement. The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for the securities of each series.
If the securities of any series (or of any series and specified terms) are to be redeemed in part, the Company will not be required to:
(i)
issue, register the transfer of or exchange any security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such security that may be selected for redemption and ending at the close of business on the day of such mailing; or
(ii)
register the transfer of or exchange any security so selected for redemption, in whole or in part, except the unredeemed portion of any such security being redeemed in part.

Global Securities
Some or all of the securities of any series may be represented, in whole or in part, by one or more global securities which will have an aggregate principal amount equal to that of the securities represented thereby. Each global security will be registered in the name of a depositary or a nominee thereof identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture.
Notwithstanding any provision of the Indenture or any security described herein, no global security may be exchanged in whole or in part for securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary for such global security or any nominee of such depositary unless (i) the depositary has notified the Company that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the Indenture, (ii) there shall have occurred and be continuing an Event of Default with respect to the securities represented by such global security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement. All securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct.
As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee, as the case may be, will be considered the sole owner and holder of such global security and the securities represented thereby for all purposes under the securities and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have such global security or any securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated securities in exchange therefore and will not be considered to be the owners or holders of such global security or any securities represented thereby for any purpose under the securities or the Indenture. All payments of principal and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and others matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the depositary’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance thereof may be required to be made in immediately available funds.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a security on any interest payment date will be made to the person in whose name such security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest.
Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the securities of a particular series will be payable at the office of such paying agent or paying agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee will be designated as the Company’s sole paying agent for payments with respect to securities of each series. Any other paying agents initially designated by the Company for the securities of a particular series will be named in the applicable prospectus supplement. The Company may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Company will be required to maintain a paying agent in each place of payment for the securities of a particular series.
All moneys paid by the Company to a paying agent for the payment of the principal of or any premium or interest on any security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the holder of such security thereafter may look only to the Company for payment thereof.
Subordination
The prospectus supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by the Company of the principal of, premium, if any, on and interest on such subordinated debt securities.
Restrictive Covenants Required by the Indenture
The Indenture requires us to comply with certain restrictive covenants. Some of the provisions are described below. All series of debt securities issued under the Indenture will be entitled to the benefits of the covenants described below except for any series of debt securities that provides that they are not entitled to the benefits of the covenants described below.
Definition of Attributable Debt
“Attributable Debt” means, with respect to any lease, the present value of the total net rental payments during the remaining term of the lease. The present value will be determined by using the discount rate implicit in the terms of the lease as determined by two of our officers and will be compounded semiannually. The net amount of rent we may pay under any lease for any period is the amount of rent payable for the period but excluding payments for maintenance, repairs, insurance, taxes, assessments, water rates or similar charges. For any lease which we may terminate by paying a penalty, the net amount of rent will include the penalty, but no rent will be included after the first date that the lease may be terminated.
Definition of Consolidated Net Tangible Assets
“Consolidated Net Tangible Assets” means the aggregate amount of assets minus the following:
•
applicable reserves and other properly deductible items;

•
all current liabilities excluding (1) those that the borrower may extend or renew to a time more than 12 months after the time the amount of the liability is being computed, (2) current maturities of long-term indebtedness, and (3) capital lease obligations; and

•
all goodwill shown on our balance sheet.

Definition of Funded Debt
“Funded Debt” means all indebtedness for money borrowed having a maturity of more than 12 months from the determination date or having a maturity of less than 12 months but that the borrower, at its option, may renew or extend beyond 12 months.
Definition of Principal Property
“Principal Property” means any mine, plant or other facility, the land upon which it stands and the fixtures that are a part of it, (1) which is used primarily for mining and processing and is located in the United States, and (2) the net book value of which exceeds 5% of Consolidated Net Tangible Assets. Principal Property does not include (1) any mine, plant or facility which, in the opinion of our Board of Directors, is not of material importance to our total business, or (2) any portion of a particular mine, plant or facility which, in our opinion, is not of material importance to the use or operation of such mine, plant or facility.
Definition of Restricted Subsidiary
“Restricted Subsidiary” means any Subsidiary (1) with substantially all of its property located, or carrying on substantially all of its business, within the United States, and (2) which owns a Principal Property. “Restricted Subsidiary,” however, does not include any Subsidiary whose primary business consists of (1) financing operations in connection with leasing and conditional sales transactions on behalf of us and our Subsidiaries, (2) and/or purchasing accounts receivable and/or making loans secured by accounts receivable or inventory, or (3) being a finance company.
Definition of Subsidiary
“Subsidiary” is defined as any corporation or entity in which we or one or more of our Subsidiaries directly or indirectly owns a majority of the voting interests.
Limitation on Liens
The Indenture will prohibit us and any of our Restricted Subsidiaries from incurring, issuing, assuming or guarantying any debt for money borrowed or any debt evidenced by notes, bonds, debentures or other similar documents (“Debt”) secured by any mortgage, security interest or other liens (collectively, “Mortgages”) on any Principal Property or shares of stock or indebtedness of any Restricted Subsidiary, without securing all outstanding series of debt securities under the Indenture (other than any series of debt securities that provide that the debt securities of the series are not entitled to the benefit of this covenant) equally and ratably with (or prior to) the secured Debt to be incurred, issued, assumed or guaranteed. This restriction, however, will not apply if the sum of the following does not exceed 10% of Consolidated Net Tangible Assets:
•
the aggregate principal amount of such secured Debt;

•
all secured Debt which would otherwise be prohibited; and

•
all of our and our Restricted Subsidiary’s Attributable Debt in respect of sale and leaseback transactions which would otherwise be prohibited by the covenant limiting sale and leaseback transactions described below.

The restriction described above also will not apply to debt for borrowed money secured by the following:
•
Mortgages on property, stock or Debt of any entity existing at the time it becomes a Restricted Subsidiary;

•
Mortgages to secure indebtedness of a Restricted Subsidiary to us or to another Restricted Subsidiary;

•
Mortgages for taxes, assessments or governmental charges or levies (1) that are not yet due and delinquent, or (2) the validity of which is being contested in good faith;

•
Mortgages of materialmen, mechanics, carriers, workmen, repairmen, landlords or other similar Mortgages, or deposits to obtain the release of these Mortgages;

•
Mortgages arising under an order of attachment or restraint or similar legal process and the execution or enforcement of which is stayed and which are being contested in good faith;

•
Mortgages (1) to secure public or statutory obligations, (2) to secure payment of workmen’s compensation, (3) to secure performance in connection with tenders, leases of real property, bids or contracts or (4) to secure (or in lieu of) surety or appeal bonds, and Mortgages made in the ordinary course of business for similar purposes;

•
Mortgages in favor of the United States, any state in the United States, or any department, agency or instrumentality or political subdivision of the United States or any state in the United States, or any foreign governmental entity to secure payments pursuant to any contract or statute (including Debt of the pollution control or industrial revenue bond type) or to secure any debt incurred to finance the purchase price or the cost of construction of the property subject to the Mortgage;

•
Mortgages on property (including capitalized leases), stock or Debt of a corporation (1) existing at the time we or our Restricted Subsidiary acquired the entity, (2) that secure the payment of the purchase price, construction cost or improvement cost of the property, stock or Debt or (3) that secure any Debt incurred prior to, at the time of, or within one year after we or our Restricted Subsidiary acquired the property, shares or Debt, completed the construction on or commenced commercial operation of the property for the purpose of financing the purchase price or construction cost;

•
Mortgages existing at the date of the Indenture; and

•
any extension, renewal or replacement of any of the Mortgages enumerated above that does not increase the Debt and that is limited to all or a part of the same property, stock or Debt that secured the original mortgage.

The restrictions discussed above also will not apply to (1) any gold-based loan or forward sale arrangement, and (2) Mortgages on property that we or any Restricted Subsidiary own or lease to secure our or a Restricted Subsidiary’s proportionate share of any payments required to be made to any Person incurring the expense of developing, exploring or conducting operations for the recovery, processing or sale of the mineral resources of the property.
Limitation on Sales and Leasebacks
The Indenture will prohibit us and any of our Restricted Subsidiaries from entering into any arrangement with any third party lender or investor under which we or any Restricted Subsidiary will lease for a period, including renewals, in excess of three years, any Principal Property if we or the Restricted Subsidiary sold or will sell or transfer the Principal Property more than 270 days after the acquisition of the Principal Property or after completion of construction and commencement of full operation of the Principal Property, to the lender or investor or to any person to whom funds have been or will be advanced by the lender or investor on the security of the Principal Property (herein referred to as a “sale and lease-back transaction”), unless:
•
we or any Restricted Subsidiary could create Debt secured by a mortgage on the Principal Property to be leased back in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the debt securities of all series pursuant to the provisions of the covenant on limitation on liens described above; or

•
we apply within 180 days after the sale or transfer an amount equal to the greater of (1) the net proceeds of the sale of the Principal Property sold and leased back pursuant to the arrangement, or (2) the fair market value of the Principal Property so sold and leased back at the time of entering into the arrangement to:

(a)
the purchase of different property, facilities or equipment which has a value at least equal to the net proceeds of the sale, or

(b)
the retirement of our Funded Debt or that of a Restricted Subsidiary (other than as a result of payment at maturity or pursuant to any mandatory sinking fund or prepayment provision).

The amount to be applied to the retirement of Funded Debt, however, will be reduced by:
•
the principal amount of any debt securities of any series delivered within 180 days after such sale to the trustee for retirement and cancellation;

•
if the debt securities of any series are original issue discount debt securities or provide that an amount other than the face value is payable upon maturity or a declaration of acceleration, the amount that is due and payable with respect to such series pursuant to the Indenture delivered within 180 days after such sale to the trustee for retirement and cancellation; and

•
the principal amount of Funded Debt, other than the debt securities, voluntarily retired within 180 days after such sale.

Consolidation, Merger and Sale of Assets
The Company may not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any person (a “successor person”), and may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, unless:
(i)
the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes the Company’s obligations on the securities and under the Indenture;

(ii)
immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iii)
certain other conditions are met, including delivery by us to the Trustee of an officers’ certificate and opinion of counsel as required by the Indenture.

Events of Default
Unless otherwise provided in the applicable prospectus supplement, each of the following will constitute an Event of Default under the Indenture with respect to securities of any series:
(a)
failure to pay principal of or any premium on any security of that series when due, whether or not such payment is prohibited by the subordination provisions of the Indenture;

(b)
failure to pay any interest on any securities of that series when due, continued for 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture;

(c)
failure to deposit any sinking fund payment, when due, in respect of any security of that series, whether or not such deposit is prohibited by the subordination provisions of the Indenture;

(d)
failure to perform any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of a series other than that series), continued for 90 days after written notice has been given by the Trustee, or the holders of at least 25% in principal amount of the outstanding securities of that series, as provided in the Indenture;

(e)
acceleration of any indebtedness (other than indebtedness under the securities) of any one or both of the Company and Newmont USA Limited in an aggregate principal amount exceeding $75,000,000, if such indebtedness has not been discharged, or such acceleration has not been rescinded or annulled;

(f)
certain events in bankruptcy, insolvency or reorganization; and

(g)
except as permitted by the Indenture, (i) the Subsidiary Guarantee of Newmont USA Limited shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or (ii) Newmont USA Limited shall deny or disaffirm its obligation under the Subsidiary Guarantee.

If an Event of Default (other than an Event of Default described in clause (f) above) with respect to the securities of any series at the time outstanding shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series by notice as provided in the Indenture may declare the principal amount of the securities of that series (or, in the case of any security that is an original issue discount security or the principal amount of which is not then determinable, such portion of the principal amount of such security, or such other amount in lieu of such principal amount, as may be specified in the terms of such security) to be due and payable immediately.
If an Event of Default described in clause (f) above with respect to the securities of any series at the time outstanding shall occur, the principal amount of all the securities of that series (or, in the case of any such original issue discount security or other security, such specified amount) will automatically, and without any action by the Trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see “Modification and Waiver.”
Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee indemnity satisfactory to the Trustee. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the securities of that series.
No holder of a security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:
(i)
such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the securities of that series;

(ii)
the holders of at least 25% in aggregate principal amount of the outstanding securities of that series have made written request, and such holder or holders have offered indemnity satisfactory, to the Trustee to institute such proceeding as trustee; and

(iii)
the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a security for the enforcement of payment of the principal of or any premium or interest on such security on or after the applicable due date specified in such security.
The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults.
Modification and Waiver
Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding security affected thereby:
(i)
change the stated maturity of the principal of, or any installment of principal of or interest on, any security, or

(ii)
reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or

(iii)
reduce the amount of the principal of an original issue discount security or any other security which would be due and payable upon a declaration of acceleration of the maturity thereof, or

(iv)
change any place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or

(v)
impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or

(vi)
reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture, or

(vii)
modify any such provisions with respect to modification and waiver, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby.

The holders of not less than a majority in principal amount of the outstanding securities of any series may waive compliance by the Company with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of the outstanding securities of any series may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding security of such series affected.
The Indenture provides that in determining whether the holders of the requisite principal amount of the outstanding securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date:
(i)
the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the maturity thereof to such date;

(ii)
if, as of such date, the principal amount payable at the stated maturity of a security is not determinable (for example, because it is based on an index), the principal amount of such security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such security; and

(iii)
the principal amount of a security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such security, of the principal amount of such security (or, in the case of a security described in clause (i) or (ii) above, of the amount described in such clause).

Certain securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 1302 of the Indenture, will not be deemed to be outstanding.
Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. If a record date is set for any action to be taken by holders of a particular series, such action may be taken only by persons who are holders of outstanding securities of that series on the record date. To be effective, such action must be taken by holders of the requisite principal amount of such securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by the Company, and may be shortened or lengthened from time to time.

Defeasance and Covenant Defeasance
If and to the extent indicated in the applicable prospectus supplement, the Company may elect, at its option at any time, to have the provisions of Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain restrictive covenants in the Indenture, of the Indenture applied to the securities of any series, or to any specified part of a series.
Defeasance and Discharge
The Indenture provides that, upon the Company’s exercise of its option (if any) to have Section 1302 of the Indenture applied to any securities, the Company will be discharged from all its obligations with respect to such securities (except for certain obligations to exchange or register the transfer of securities, to replace stolen, lost or mutilated securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such securities of money or U.S. Government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and any premium and interest on such securities on their respective stated maturities in accordance with the terms of the Indenture and such securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an opinion of counsel to the effect that the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.
Defeasance of Certain Covenants
The Indenture provides that, upon the Company’s exercise of its option (if any) to have Section 1303 of the Indenture applied to any securities, the Company may omit to comply with certain restrictive covenants, including any that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (e) under “Events of Default” and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an Event of Default with respect to such securities. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such securities, money or U.S. Government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and any premium and interest on such securities on the respective stated maturities in accordance with the terms of the Indenture and such securities. The Company will also be required, among other things, to deliver to the Trustee an opinion of counsel to the effect that holders of such securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any securities and such securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government obligations so deposited in trust would be sufficient to pay amounts due on such securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such securities upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments.
Notices
Notices to holders of securities will be given by mail to the addresses of such holders as they may appear in the registration book of the Registrar.

Title
The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name a security is registered as the absolute owner thereof (whether or not such security may be overdue) for the purpose of making payment and for all other purposes.
Governing Law
The Indenture and the securities will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
The Trustee also serves as trustee under other indentures between it, the Company and Newmont USA Limited with respect to other series of debt securities. Upon the occurrence of an Event of Default or an event which, after notice or lapse of time or both, would become an Event of Default, or upon the occurrence of a default under one or more of such other indentures, the Trustee may be deemed to have a conflicting interest with respect to the securities or one or more of such other indentures for purposes of the Trust Indenture Act of 1939 and, accordingly, may be required to resign as Trustee under the Indenture. In that event, the Company would be required to appoint a successor Trustee.
The Trustee is entitled, subject to its duty when a default has occurred and is continuing to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the Indenture at the request of those holders.
The Indenture provides that the holders of not less than 25% in principal amount of the debt securities of a series may direct, with regard to that series, the Trustee to institute proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities, although the Trustee may decline to act if the Trustee received from the holders of a majority in principal amount of Debt Securities of this series a direction inconsistent with such direction.
In addition to the arrangements with the Trustee pursuant to the Indenture, we may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the Trustee and its affiliates in the ordinary course of our business.
Subsidiary Guarantees of Newmont USA Limited
Unless otherwise specified in the applicable prospectus supplement, Newmont USA Limited will guarantee our payment obligations under the securities. Newmont USA Limited’s subsidiary guarantees will be general unsecured obligations of Newmont USA Limited that will rank senior in right of payment to any of its future indebtedness that is expressly subordinated in right of payment to the subsidiary guarantees, and equally in right of payment with all existing and future unsecured indebtedness and liabilities of Newmont USA Limited that are not so subordinated. Financial information for Newmont USA Limited can be found in the Newmont SEC filings (File No. 001-31240) as listed in “Where You Can Find More Information.” As of June 30, 2021, Newmont USA Limited had approximately $5.4 billion of consolidated indebtedness (including guaranteed debt), all of which consists of guarantees of indebtedness of Newmont. In the event of bankruptcy, liquidation, reorganization or other winding up of Newmont USA Limited, the assets of Newmont USA Limited that secure secured debt will be available to pay obligations under the subsidiary guarantees only after all indebtedness under such secured debt has been repaid in full from such assets. In addition to the holders of the securities, the holders of Newmont USA Limited’s other equally ranking unsecured indebtedness and liabilities will have claims against any assets remaining after the payment of all such secured debt. We advise you that there may not be sufficient assets remaining to pay amounts due under either of Newmont USA Limited’s subsidiary guarantees.
Under the terms of Newmont USA Limited’s guarantees, holders of the securities will not be required to exercise their remedies against us before they proceed directly against Newmont USA Limited.
Newmont USA Limited will be released and relieved from all its obligations under its subsidiary guarantees in the following circumstances, each of which is permitted by the Indenture:

•
upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the capital stock or other interests of Newmont USA Limited (other than to us or any of our affiliates);

•
upon the sale or disposition of all or substantially all the assets of Newmont USA Limited (other than to us or any of our affiliates); or

•
upon such time as Newmont USA Limited ceases to guaranty any of our indebtedness other than (i) indebtedness not exceeding $75,000,000 in the aggregate (it being understood that indebtedness of Newmont that is guaranteed by Newmont USA Limited and that also provides that the guarantee of Newmont USA Limited under such indebtedness shall be released and relieved upon such time as Newmont USA Limited ceases to guaranty any of our indebtedness other than indebtedness not exceeding $75,000,000 or more in the aggregate shall not be considered in calculating the amount of indebtedness under this clause (i)) and (ii) indebtedness under the securities.

The subsidiary guarantee for each series of the securities will contain a provision intended to limit Newmont USA Limited’s liability to the maximum amount that it could incur without causing the incurrence of obligations under the subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.
DESCRIPTION OF WARRANTS
We will set forth in the applicable prospectus supplement a description of any warrants that may be offered pursuant to this prospectus.
DESCRIPTION OF UNITS
We may issue units comprised of one or more shares of common stock, shares of preferred stock, depositary shares, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable prospectus supplement may describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions of the governing unit agreement;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•
any other terms of the units offered thereunder.

PLAN OF DISTRIBUTION
The securities being offered by this prospectus may be sold by us or by a selling securityholder:
•
through agents;

•
to or through underwriters;

•
through broker-dealers (acting as agent or principal);

•
directly by us or a selling securityholder to one or more purchasers, through a specific bidding or auction process or otherwise;

•
through a combination of any such methods of sale; or

•
through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities.
That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation, any discounts or commissions received by them on resale of the securities and any profits on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The underwriters will be obligated to purchase all the securities offered if any of those securities are purchased. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, and any discounts or concessions allowed or re-allowed or paid to dealers, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.
We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, which is principally listed on the New York Stock Exchange and which is also listed on the Toronto Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.
SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.
VALIDITY OF THE SECURITIES
The validity of the securities offered hereby will be passed upon for us by White & Case LLP, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Newmont appearing in its Annual Report on Form 10-K for the year ended December 31, 2020 (including the financial statement schedule appearing therein), incorporated by reference herein, and the effectiveness of Newmont’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Additionally, the audited consolidated financial statements of Nevada Gold Mines LLC and its subsidiaries (“NGM”) for the year ended December 31, 2020 and for the period from April 11, 2019 through December 31, 2019, including the accompanying notes (not included herein or incorporated herein by reference) and the effectiveness of NGM’s internal control over financial reporting as of December 31, 2020, have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, as set forth in their report thereon, which report is included in Newmont’s Annual Report on Form 10-K for the year ended December 31, 2020, and which report is incorporated herein by reference. As a 38.5% owned investment that is proportionately consolidated, Newmont’s 38.5% pro rata share of NGM’s assets, liabilities and operations is included in the consolidated financial statements of Newmont appearing in its Form 10-K for the years ended December 31, 2020 and December 31, 2019. Newmont’s financial statements for the year ended December 31, 2020, to the extent such financial statements consolidate Newmont’s share of NGM’s assets, liabilities and operations, are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Donald Doe, Newmont’s Group Executive, Reserves & Resources, is a Society for Mining, Metallurgy and Exploration Registered Member and the Competent Person responsible for the preparation of the scientific and technical information concerning our mineral properties in this prospectus. In 2018, the SEC adopted amendments to the disclosure requirements for mining registrants. Under these new rules, Industry

Guide 7 will be rescinded and replaced with the disclosure standards under new Regulation S-K Subpart 1300. Industry Guide 7 remains in effect, subject to a transition period. Newmont will be required to comply with the new rules for fiscal years 2021 and after. Reserve disclosures as at December 31, 2021 will be presented in the Annual Report on Form 10-K, expected to be filed in February 2022, in accordance with the new regulation; whereas reserve disclosures in the Annual Report on Form 10-K for the year ended December 31, 2020 have been prepared in accordance with the Industry Guide 7. The reserves disclosed and incorporated by reference in this prospectus have been prepared in compliance with Industry Guide 7 published by the SEC. We have determined that such reserves would be substantively the same as those prepared using the Guidelines established by the Canadian Institute of Mining, Metallurgy and Petroleum. For a description of the key assumptions, parameters and methods used to estimate mineral reserves on our material properties, as well as a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see our Annual Report on Form 10-K for the year ended December 31, 2020, incorporated by reference in this prospectus and our Management’s Discussion and Analysis of Financial Condition and Results of Operations, as filed from time to time, with the SEC in the United States.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from our web site at http://www.newmont.com or from the SEC’s web site at http://www.sec.gov. The information on or accessed through our website is not incorporated by reference into and is not made a part of this prospectus. We “incorporate by reference” in this prospectus certain information that we file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and, where applicable, supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC. These documents contain important information about us and our financial condition. The footnotes to the financial statements within certain of these documents contain financial information for Newmont USA Limited.
Newmont SEC Filings (File No. 001-31240)	Period
Annual Report on Form 10-K (including the portions of our proxy statement on Schedule 14A for our 2021 annual meeting of stockholders incorporated by reference therein)	Year ended December 31, 2020
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2021 and June 30, 2021
Current Reports on Form 8-K	March 19, 2021, March 31, 2021 and April 29, 2021 (Item 5.07)
Registration Statement on Form 8-A (containing the description of our common stock) and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.12 of our Annual Report on Form 10-K for the year ended December 31, 2020	Filed February 15, 2002
We also incorporate by reference in this prospectus any future filings that we may make with the SEC under Sections 13 (a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities that may be offered by this prospectus. However, we are not incorporating by reference any information furnished under Item 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K. Nothing in this prospectus shall be deemed to incorporate by reference herein information of the type described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K contained in any of the documents or the future filings described above.
You may request a copy of these filings at no cost to you, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus, by writing or telephoning us as follows:

Newmont Corporation
6900 E Layton Avenue, Suite 700
Denver, CO 80237
Attn: Investor Relations
(303) 863-7414
This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents. You should rely only on the information contained in this prospectus and in the documents that we have incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the securities described in this prospectus in any state or jurisdiction where the offer is not permitted.

$1,000,000,000
NEWMONT CORPORATION
$2.600% Sustainability-Linked Senior Notes due 2032

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
BMO Capital Markets
Credit Suisse
Sustainability-Linked Bond Structuring Advisor
Goldman Sachs & Co. LLC
J.P. Morgan
BNP PARIBAS
BofA Securities
Citigroup
MUFG
PNC Capital Markets LLC
RBC Capital Markets
Santander
Scotiabank
TD Securities
Senior Co-Managers
National Bank of Canada Financial Markets
SMBC Nikko
Standard Chartered Bank
US Bancorp
December 6, 2021